W&S DRAFT
                                                                         1/05/99

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                                CREDIT AGREEMENT
                           Dated as of January 6, 1999

                                      among

                         HOMETOWN AUTO RETAILERS, INC.,

                                 as a Guarantor,

                      WESTWOOD LINCOLN MERCURY SALES, INC.,
                                 SHAKER'S INC.,
                               FAMILY FORD, INC.,
                         HOMETOWN AUTO FRAMINGHAM, INC.
                                       and
                           HOMETOWN BRATTLEBORO, INC.

                                  as Borrowers,

                       MULLER AUTOMOTIVE GROUP, INC., and
                   MULLER CHEVROLET, OLDSMOBILE, ISUZU, INC.,

                             as Specified Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

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                               TABLE OF CONTENTS

1.    AMOUNT AND TERMS OF CREDIT.............................................1
      1.1.  Revolving Credit Facilities......................................1
      1.2.  Acquisition Facility.............................................7
      1.3.  Prepayments......................................................8
      1.4.  Use of Proceeds.................................................10
      1.5.  Interest........................................................10
      1.6.  Eligible Financed Vehicles......................................12
      1.7.  Eligible Used Vehicles..........................................13
      1.8.  Cash Management Systems.........................................14
      1.9.  Fees............................................................14
      1.10. Collection and Disbursement.....................................14
      1.11. Application and Allocation of Payments..........................16
      1.12. Loan Account and Accounting.....................................18
      1.13. Indemnity.......................................................18
      1.14. Access..........................................................19
      1.15. Taxes...........................................................20
      1.16. Capital Adequacy; Increased Costs; Illegality...................21
            1.17. Drafting Agreements.......................................22
            (a)   Issuance of Drafting Agreements...........................22
            (b)   Conditions to Issuance....................................23
            (c)   Notice of Issuance of or entering into
                    Manufacturers Drafting Letters..........................24
            (d)   Drafts Under Manufacturers Drafting Letters...............24
            (e)   Obligations Absolute......................................24
            (f)   Title Documents...........................................25
      1.18. Single Loan.....................................................25

2.    CONDITIONS PRECEDENT..................................................26
      2.1.  Conditions to the Initial Loans.................................26
      2.2.  Further Conditions to Each Loan.................................27

3.    REPRESENTATIONS AND WARRANTIES........................................27
      3.1.  Corporate Existence; Compliance with Law........................28
      3.2.  Executive Offices; FEIN.........................................28
      3.3.  Corporate Power, Authorization, Enforceable Obligations.........28
      3.4.  Financial Statements and Projections............................28
      3.5.  Material Adverse Effect.........................................29
      3.6.  Ownership of Property; Liens....................................30
      3.7.  Labor Matters...................................................30
      3.8.  Ventures, Subsidiaries and Affiliates; Outstanding
              Stock and Indebtedness........................................31
      3.9.  Government Regulation...........................................31


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      3.10. Margin Regulations..............................................31
      3.11. Taxes...........................................................31
      3.12. ERISA...........................................................32
      3.13. No Litigation...................................................33
      3.14. Brokers.........................................................33
      3.15. Intellectual Property...........................................33
      3.16. Full Disclosure.................................................33
      3.17. Environmental Matters...........................................33
      3.18. Insurance.......................................................34
      3.19. Deposit and Disbursement Accounts...............................34
      3.20. Government Contracts............................................34
      3.21. Customer and Trade Relations....................................34
      3.22. Permits, Franchises.............................................35
      3.23. Engaged in Vehicle Sales........................................35
      3.24. Dealer Franchise Agreements.....................................35
      3.25. Agreements and Other Documents..................................36
      3.26. Solvency........................................................36
      3.27. Year 2000 Representations.......................................36

4.    FINANCIAL STATEMENTS AND INFORMATION..................................36
      4.1.  Reports and Notices.............................................36
      4.2.  Communication with Accountants..................................36

5.    AFFIRMATIVE COVENANTS.................................................37
      5.1.  Maintenance of Existence, Conduct of Business, Etc..............37
      5.2.  Payment of Obligations..........................................37
      5.3.  Books and Records...............................................38
      5.4.  Insurance; Damage to or Destruction of Collateral...............38
      5.5.  Compliance with Laws............................................39
      5.6.  Supplemental Disclosure.........................................39
      5.7.  Intellectual Property...........................................40
      5.8.  Environmental Matters...........................................40
      5.9.  Landlords' Agreements, Mortgagee Agreements and Bailee Letters..41
      5.10. Further Assurances..............................................41
      5.11. Fleet Sales.....................................................41
      5.12. Year 2000 Problems..............................................41

6.    NEGATIVE COVENANTS....................................................42
      6.1.  Mergers, Subsidiaries, Etc......................................42
      6.2.  Investments; Loans and Advances.................................46
      6.3.  Indebtedness....................................................46
      6.4.  Employee Loans and Affiliate Transactions.......................48
      6.5.  Capital Structure and Business..................................48


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      6.6.  Guaranteed Indebtedness.........................................48
      6.7.  Liens...........................................................48
      6.8.  Sale of Stock and Assets........................................49
      6.9.  ERISA...........................................................50
      6.10. Financial Covenants.............................................50
      6.11. Hazardous Materials.............................................50
      6.12. Sale Leasebacks.................................................50
      6.13. Cancellation of Indebtedness....................................50
      6.14. Restricted Payments.............................................50
      6.15. Change of Corporate Name or Location; Change of Fiscal Year.....50
      6.16. No Impairment of Intercompany Transfers.........................51
      6.17. Leases..........................................................51
      6.18. Changes Relating to Subordinated Debt...........................51
      6.19. Other Credit Parties............................................51

7.    TERM..................................................................51
      7.1.  Termination.....................................................51
      7.2.  Survival of Obligations Upon Termination of Financing
              Arrangements..................................................51

8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES................................52
      8.1.  Events of Default...............................................52
      8.2.  Remedies........................................................54
      8.3.  Waivers by Credit Parties.......................................55

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT...................55
      9.1.  Assignment and Participations...................................55
      9.2.  Appointment of Agent............................................57
      9.3.  Agent's Reliance, Etc...........................................58
      9.4.  GE Capital and Affiliates.......................................58
      9.5.  Lender Credit Decision..........................................59
      9.6.  Indemnification.................................................59
      9.7.  Successor Agent.................................................59
      9.8.  Setoff and Sharing of Payments..................................60
      9.9.  Advances; Payments; Non Funding Lenders;
              Information; Actions in Concert...............................61

10.   SUCCESSORS AND ASSIGNS................................................63
      10.1. Successors and Assigns..........................................63

11.   MISCELLANEOUS.........................................................63
      11.1. Complete Agreement; Modification of Agreement...................63
      11.2. Amendments and Waivers..........................................63
      11.3. Fees and Expenses...............................................65


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      11.4. No Waiver.......................................................67
      11.5. Remedies........................................................67
      11.6. Severability....................................................67
      11.7. Conflict of Terms...............................................67
      11.8. Confidentiality.................................................67
      11.9. GOVERNING LAW...................................................68
      11.10.Notices.........................................................69
      11.11.Section Titles..................................................69
      11.12.Counterparts....................................................70
      11.13.WAIVER OF JURY TRIAL............................................70
      11.14.Press Releases..................................................70
      11.15.Reinstatement...................................................70
      11.16.Advice of Counsel...............................................71
      11.17.No Strict Construction..........................................71
      11.18.Agent for Service of Process....................................71

12.   CROSS GUARANTY........................................................71
      12.1. Cross Guaranty..................................................71
      12.2. Waivers by Borrowers and Specified Borrowers....................72
      12.3. Benefit of Guaranty.............................................72
      12.4. Subordination of Subrogation, Etc...............................72
      12.5. Election of Remedies............................................73
      12.6. Limitation......................................................73
      12.7. Contribution with Respect to Guaranty Obligations...............74
      12.8. Liability Cumulative............................................74


                                        v
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                           INDEX OF APPENDICES
                           -------------------

Exhibit 1.1(a)          -     Form of Notice of  Floor Plan Advance
Exhibit 1.1(a)(ii)      -     Form of  Floor Plan Note
Exhibit 1.1(b)          -     Form of Swing Line Note
Exhibit 1.2(a)          -     Form of Notice of Acquisition Advance
Exhibit 1.2(b)          -     Form of  Acquisition Note
Exhibit 1.5(e)          -     Form of Notice of Conversion/Continuation
Exhibit 4.1(b)          -     Form of Borrowing Base Certificate
Exhibit 9.1(a)          -     Form of Assignment Agreement

Schedule  1.1           -     Responsible Individual
Schedule  1.4           -     Sources and Uses; Funds Flow Memorandum
Schedule  3.2           -     Executive Offices; FEIN
Schedule  3.4(A)        -     Financial Statements
Schedule  3.4(B)        -     Pro Forma
Schedule  3.4(C)        -     Projections
Schedule  3.6           -     Real Estate and Leases
Schedule  3.7           -     Labor Matters
Schedule  3.8           -     Ventures, Subsidiaries and Affiliates;
                               Outstanding Stock
Schedule  3.11          -     Tax Matters
Schedule  3.12          -     ERISA Plans
Schedule  3.13          -     Litigation
Schedule  3.15          -     Intellectual Property
Schedule  3.17          -     Hazardous Materials
Schedule  3.18          -     Insurance
Schedule  3.19          -     Deposit and Disbursement Accounts
Schedule  3.20          -     Government Contracts
Schedule  3.23          -     Vehicle Locations
Schedule 3.24           -     Dealer Franchise Agreements
Schedule  5.1           -     Trade Names
Schedule  6.3           -     Indebtedness
Schedule  6.4(a)        -     Transactions with Affiliates
Schedule  6.7           -     Existing Liens

Annex A (Recitals)      -     Definitions
Annex B (Section 1.8)   -     Cash Management System
Annex C (Section 2.1(a))-     Schedule of Additional Closing Documents
Annex D (Section 4.1(a))-     Financial Statements and Projections -- Reporting
Annex E (Section 4.1(b))-     Collateral Reports
Annex F (Section 6.10)  -     Financial Covenants
Annex G (Section 9.9(a))-     Lenders' Wire Transfer Information
Annex H (Section 11.10) -     Notice Addresses


                                       vi
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Annex I                 - Commitments as of Closing Date

            CREDIT AGREEMENT, dated as of January 6, 1999 among HOMETOWN AUTO RETAILERS, INC., a Delaware corporation ("Hometown"), WESTWOOD LINCOLN MERCURY SALES, INC., a New Jersey corporation ("Westwood"), MULLER AUTOMOTIVE GROUP, INC., a New Jersey corporation ("Muller Automotive"), MULLER CHEVROLET, OLDSMOBILE, ISUZU, INC., a New Jersey corporation ("Muller Isuzu"), SHAKER'S INC., a Connecticut corporation ("Shaker"), FAMILY FORD, INC., a Connecticut corporation ("Family Ford"), HOMETOWN AUTO FRAMINGHAM, INC., a Massachusetts corporation ("Bay State") and HOMETOWN BRATTLEBORO, INC., a Vermont corporation ("Brattleboro") (Westwood, Shaker, Family Ford, Bay State and Brattleboro are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower", and Muller Automotive and Muller Isuzu are sometimes collectively referred to herein as the "Specified Borrowers" and individually as a "Specified Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

                                    RECITALS

            WHEREAS, Borrowers desire that Lenders extend revolving and acquisition credit facilities to Borrowers of up to One Hundred Million Dollars ($100,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrowers and to provide (a) floor plan financing for Borrowers, and (b) funds for the acquisition of automobile dealerships by the Borrowers; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

            WHEREAS, Borrowers desire to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property; and

            WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.    AMOUNT AND TERMS OF CREDIT

            1.1.  Revolving Credit Facilities

            (a)   Floor Plan Facility.

                  (i) Subject to the terms and conditions hereof, each Floor Plan Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Floor Plan Advance"). The Pro Rata Share of the Floor Plan Loan of any Floor Plan Lender shall not at any time exceed its separate Floor Plan Loan Commitment. The obligations of each Floor Plan Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers and Specified Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(a).

                  (ii) The aggregate amount of Floor Plan Advances outstanding shall not exceed at any time the lesser of (A) the Floor Plan Loan Commitment and (B) the Aggregate Borrowing Base, in each case less the Swing Line Loan outstanding at such time ("Borrowing Availability"); provided, that (x) the aggregate amount of Floor Plan Advances outstanding to Specified Borrowers shall not exceed at any time the Aggregate Specified Borrowing Base, less the Swing Line Loans of Specified Borrowers outstanding at such time, and (y) the sum of the Floor Plan Loan and Swing Line Loan outstanding with respect to Used Vehicles shall not exceed at any time the Used Vehicle Maximum Amount.

                  (iii) Each Floor Plan Advance shall be made on notice by (A) Borrower Representative on behalf of each Borrower or a Specified Borrower, as the case may be, or (B) a Manufacturer pursuant to a Drafting Agreement, distributor or franchised dealer that notifies Agent that a Borrower or Specified Borrower, as the case may be, desires the Floor Plan Lenders to finance such Borrower's or Specified Borrower's purchase of a Financed Vehicle from such Person to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Any Advance made by the Floor Plan Lenders at the request of such third party to pay for the purchase of a Financed Vehicle shall be deemed to be an Advance requested by Borrower Representative for the Borrowers or a Specified Borrower, as the case may be. The Floor Plan Lenders, at the option of Agent, may disburse the Advance to Borrower Representative, the Specified Borrower or to the seller of the Financed Vehicle, as the case may be. For purposes of determining Borrowing Availability and a Specified Aggregate Borrowing Base, (A) Vehicles shall be reported sold through the Instant Access System within three (3) Business Days of the sale date and (B) any commitment by the Floor Plan Lenders to make a Floor Plan Advance to such third party shall be deemed to have been made for the purposes of the Instant Access System and this Agreement. Any invoice, receipt, notice of shipment or schedule pertaining to a Financed Vehicle received by or sold to a Borrower or a Specified Borrower, as the case may be, which indicates that the Lenders have an interest in or have financed a Financed Vehicle shall be prima facia evidence when so used by the Lenders that the Floor Plan Lenders have financed the acquisition of such Financed Vehicle. Notwithstanding the foregoing, in the case of any Draft by a Manufacturer (x) if the Agent has, at the request of the Requisite

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Lenders or acting in its discretion according to the terms hereof, taken action to suspend or terminate Drafts pursuant to one or more Drafting Agreements and such Drafting Agreements have in fact been suspended or terminated in accordance with their respective terms or (y) the payment of any Draft with the proceeds of a Floor Plan Advance would not be permitted pursuant to Section 1.1(a)(ii), then no Floor Plan Lenders shall be required to fund the amount of such Draft.

                  (iv) Notices delivered pursuant to this Section 1.1(a) must be given no later than noon (New York time) on the date which is three (3) Business Days prior to the proposed Floor Plan Advance. Each such notice from the Borrower Representative (a "Notice of Floor Plan Advance") must be given in writing (by facsimile transmission or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. Except for the initial Floor Plan Advance, all Floor Plan Advances shall be disbursed pursuant to the terms of Section 1.10.

                  (v) The Borrowers and Specified Borrowers shall execute and deliver to each Floor Plan Lender a promissory note to evidence the Floor Plan Loan Commitment of that Floor Plan Lender. Each promissory note shall be in the principal amount of the Floor Plan Loan Commitment of the applicable Floor Plan Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Floor Plan Note" and, collectively, the "Floor Plan Notes"). Each Floor Plan Note shall represent the joint and several obligation of each Borrower, as a co-obligor, and of each Specified Borrower, as a co-obligor, to pay the amount of each Floor Plan Lender's Floor Plan Loan Commitment or, if less, the applicable Floor Plan Lender's Pro Rata Share of the aggregate unpaid principal amount of all Floor Plan Advances together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Floor Plan Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

            (b) Swing Line Facility.

                  (i) Agent shall notify the Swing Line Lender upon Agent's receipt of any Notice of Floor Plan Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed the lesser of (A) the Swing Line Commitment and (B) the sum of (x) the Aggregate Borrowing Base, plus (y) the Aggregate Specified Borrowing Base, in each case less the outstanding balance of the Floor Plan Loan at such time ("Swing Line Availability"). Until the Commitment Termination Date, Borrowers and Specified Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Floor Plan Advance delivered to Agent in accordance with Section 1.1(a). Those notices must be given no later than noon (New York time) on the Business Day of the proposed Swing Line Advance. Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers and Specified Borrowers shall repay the aggregate outstanding principal amount of the Swing Line

Loan upon demand therefor by Agent. Notwithstanding the foregoing, in the case of any Draft by a Manufacturer (x) if the Agent has, at the request of the Requisite Lenders or acting in its discretion according to the terms hereof, taken action to suspend or terminate Drafts pursuant to one or more Drafting Agreements and such Drafting Agreements have in fact been suspended or terminated in accordance with their respective terms or (y) the payment of any Draft with the proceeds of a Swing Line Loan would not be permitted pursuant to the second sentence of this Section 1.1(b)(i) and the Swing Line Lender has not elected to make an Overdraft Loan to the Borrower or Specified Borrowers pursuant to Section 1.1(b)(vi), then the Swing Line Lender shall not be required to fund the amount of such Draft.

                  (ii) The Borrowers and each Specified Borrower shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. The promissory note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b) (the "Swing Line Note"). The Swing Line Note shall represent the joint and several obligation of each Borrower, as a co-obligor, and of each Specified Borrower, as a co-obligor, to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances together with interest thereon as prescribed in
Section 1.5. The entire unpaid balance of the Swing Line Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

                  (iii) Refunding of Swing Line Loans. The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than monthly, shall on behalf of the Borrowers and the Specified Borrowers (and each Borrower and Specified Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Floor Plan Lender (including the Swing Line Lender) to make a Floor Plan Advance to the Borrowers or a Specified Borrower, as the case may be, (which shall be an Index Rate Loan) in an amount equal to such Floor Plan Lender's Pro Rata Share of the principal amount of such Borrower's or Specified Borrower's, as the case may be, Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 8.1(h) or 8.1(i) shall have occurred (in which event the procedures of Section 1.1(b)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Floor Plan Advance are then satisfied, each Floor Plan Lender shall disburse directly to Agent, its Pro Rata Share of a Floor Plan Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Floor Plan Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

                  (iv) Participation in Swing Line Loans. If, prior to refunding a Swing Line Loan with a Floor Plan Advance pursuant to Section 1.1(b)(iii), one of the events described in Sections 8.1(h) or 8.1(i) shall have occurred, then, subject to the provisions of Section 1.1(b)(v) below, each Floor Plan Lender will, on the date such Floor Plan Advance was to have been made for the benefit of the Borrowers, or a Specified Borrower, as the case may be, purchase from the Swing

Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Floor Plan Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation.

                  (v) Floor Plan Lenders' Obligations Unconditional. Each Floor Plan Lender's obligation to make Floor Plan Advances in accordance with Section 1.1(b)(iii) and to purchase participating interests in accordance with Section 1.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Floor Plan Lender may have against the Swing Line Lender, any Borrower, any Specified Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower or any Specified Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Floor Plan Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Section 1.1(b)(iii) or 1.1(b)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Floor Plan Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

                  (vi)(1) If on any day the aggregate principal amount of a requested Advance consists of a Draft which has been delivered to the Swing Line Lender pursuant to a Drafting Agreement the payment of which would cause the aggregate amount of Floor Plan Advances outstanding to exceed the lesser of (A) the Floor Plan Loan Commitment and (B) the Aggregate Borrowing Base, in each case less the Swing Line Loan outstanding at such time, and the Borrowers or Specified Borrowers fail to either immediately reduce the amount required pursuant to a pending Notice of Floor Plan Advance, if any, which does not consist of a Draft or make a payment of the principal on Floor Plan Loans and/or Swing Line Loans in an amount which would prevent the amount of the Advance requested pursuant to such Notice of Floor Plan Advance plus the amount of such Draft from exceeding the lesser of (A) or (B) above, then such Advance shall be deemed a notice for a swing line overdraft advance (each a "Notice of Swing Line Overdraft Advance") pursuant to this Section 1.1(b)(vi), and the Swing Line Lender may, in its sole discretion, make available from time to time until the thirtieth (30th) day prior to the Commitment Termination Date swing line overdraft advances (each a "Swing Line Overdraft Advance") in accordance with any such notice.

      (2) On any day that a Notice of Floor Plan Advance constitutes a Notice of Swing Line Overdraft Advance, the Borrowers or Specified Borrower, as the case may be, shall be deemed to have delivered to the Swing Line Lender a Notice of Swing Line Overdraft Advance, and, if such Notice of Swing Line Overdraft Advance is accepted by the Swing Line Lender, in its sole discretion, such Notice of Overdraft Advance shall not be revocable by the Borrowers or Specified Borrowers, as the case may be, and shall constitute and include a certification of the Borrower Representative of the conditions contained in Section 2.2 as of such date. The Swing Line Lender shall promptly notify Agent, Borrower Representative and the Floor Plan Lenders of it's acceptance of a Notice of Swing Line Overdraft Advance.

      (3) Each Swing Line Overdraft Loan shall constitute an Index Rate Loan. The amount and date of each Swing Line Overdraft Loan and the amounts and dates of any repayment shall be noted on the Swing Line Lender's records, which records will be prima facia evidence thereof, absent manifest error; provided, however, that any failure by the Swing Line Lender to record any such information shall not affect the Borrowers' or Specified Borrowers' obligations to repay any such Swing Line Overdraft Loan under the terms of this Agreement and the other Loan Documents.

      (4) Swing Line Overdraft Loans shall be made only by the Swing Line Lender solely for its own account and shall not be subject to the provisions of Section 1.1(b)(iii); provided however, that at any time a Swing Line Overdraft Loan is outstanding, the Lenders hereby acknowledge and agree that the payment of principal and interest with respect to all Loans (other than Swing Line Overdraft Loans) shall be subordinated in right of payment and priority to the prior payment in full of the Swing Line Overdraft Loans and the Agent and the Lenders, as the case may be, shall remit to the Swing Line Lender, and the Swing Line Lender shall have the right to receive, all payments of principal and interest made by any Borrower or Specified Borrowers in respect of any Loan and all other proceeds of Collateral securing the Loans for application and reduction of the aggregate principal amount of outstanding Swing Line Overdraft Loans.

      (5) In the event that the aggregate amount of Floor Plan Advances outstanding exceed at any time the lesser of (A) the Floor Plan Loan Commitment and (B) the Aggregate Borrowing Base, in each case less the Swing Line Loan outstanding at such time, and at such time any Swing Line Overdraft Loans remain outstanding, then in such event the Agent acting in its sole discretion may, and upon the election of the Requisite Floor Plan Lenders shall, take any and all actions reasonably necessary to suspend and/or terminate Drafts pursuant to the Drafting Agreements.

      (6) The Borrowers and Specified Borrowers shall, on receipt of demand from the Swing Line Lender, immediately repay the Swing Line Overdraft Loan, and the entire unpaid balance of the Swing Line Overdraft Loan shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

            (c) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Floor Plan Advance, Notice of Acquisition Advance or similar notice believed by Agent to be genuine. Borrower Representative shall from time to time inform Agent in writing of the Persons authorized to execute and deliver such a notice and Agent may assume that each such Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower and each Specified Borrower hereby designates Hometown as its representative and agent on its behalf for the purposes of issuing Notices of Floor Plan Advances and Notices of Acquisition Advance, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or any Specified Borrower under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or any Specified Borrower hereunder to Borrower Representative on behalf of such Borrower or Specified Borrower. Each Borrower and Specified Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower or Specified Borrower and shall be binding upon and enforceable against such Borrower or Specified Borrower to the same extent as if the same had been made directly by such Borrower or Specified Borrower.

            1.2. Acquisition Facility.

                  (a) Subject to the terms and conditions hereof, each Lender having an Acquisition Loan Commitment agrees to make available from time to time until the Acquisition Loan Commitment Termination Date its Pro Rata Share of advances (each, an "Acquisition Advance" and collectively, the "Acquisition Advances"). The Pro Rata Share of the Acquisition Loan of any Lender shall not at any time exceed its separate Acquisition Loan Commitment. The obligations of each Lender hereunder shall be several and not joint. The aggregate amount of Acquisition Advances outstanding at any one time shall not exceed the lesser of
(x) the Acquisition Loan Maximum Amount and (y) the Acquisition Loan Availability. Each Acquisition Advance shall be made on notice by Borrower Representative on behalf of each Borrower to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than noon (New York time) on the date which is three (3) Business Days prior to the proposed Acquisition Advance. Each such notice (a "Notice of Acquisition Advance") must be given in writing (by facsimile transmission or overnight courier) substantially in the form of Exhibit 1.2(a), and shall include the information required in such Exhibit and such other information as may be required by Agent.

                  (b) The Borrowers shall execute and deliver to each Lender having an Acquisition Loan Commitment a promissory note to evidence the Acquisition Loan Commitment of that Lender. Each promissory note shall be in the principal amount of the Acquisition Loan Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 1.(2)(b) (each an "Acquisition Note" and, collectively, the "Acquisition Notes"). Each Acquisition Note shall represent the joint and several obligation of each Borrower, as a co-obligor, to pay the amount of each Lender's Acquisition Loan Commitment or, if less, the applicable Lender's Pro Rata Share of the aggregate unpaid principal amount of all Acquisition Advances together with interest thereon as prescribed in Section 1.5.

                  (c) With respect to each Acquisition Advance, the Borrowers shall pay the principal amount of such Acquisition Advance in consecutive installments on the respective payment dates and in the corresponding installment amounts, set forth below:

      Payment Date                        Installment Amount
      ------------                        ------------------

      the first anniversary of the date   10% of the original principal amount
      of such Acquisition Advance         of such Acquisition Advance

      the second anniversary of the date  10% of the original principal amount
      of such Acquisition Advance         of such Acquisition Advance

      the third anniversary of the date   15% of the original principal amount
      of such Acquisition Advance         of such Acquisition Advance

      the fourth anniversary of the date  15% of the original principal amount
      of such Acquisition Advance         of such Acquisition Advance

      the fifth anniversary of the date   50% of the original principal amount
      of such Acquisition Advance         of such Acquisition Advance

Notwithstanding the foregoing, the entire unpaid balance of the aggregate Acquisition Loan shall be immediately due and payable in full in immediately available funds on the Acquisition Loan Maturity Date.

            1.3. Prepayments

            (a) Voluntary Prepayments. Borrowers may at any time on at least five (5) days' prior written notice by Borrower Representative to Agent voluntarily prepay all of the outstanding principal amount of the Acquisition Loan and terminate the Acquisition Loan Commitment. Borrowers and/or Specified Borrowers may at any time on at least five (5) days prior written notice by Borrower Representative to Agent voluntarily prepay Floor Plan Loans, in whole or in part, in amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. In addition, Borrowers may at any time on at least ten (10) days' prior written notice by Borrower Representative to Agent terminate the Floor Plan Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment of Loans and termination must be accompanied by the payment of the fee required by
Section 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such prepayment and termination of the Acquisition Loan Commitment or the termination of the Floor Plan Loan Commitment, as the case may be, each Borrower's and Specified Borrower's right to request Advances under such Loan, or, in the case of the Floor Plan Loan Commitment, request Swing Line Advances, shall simultaneously be terminated.

            (b) Mandatory Prepayments. (i) If at any time the outstanding balance of the Floor Plan Loan exceeds the lesser of (A) the Floor Plan Loan Commitment and (B) the Aggregate Borrowing Base, less, in each case, the aggregate outstanding Swing Line Loan at such time, Borrowers and Specified Borrowers shall immediately repay the relevant outstanding Advances to the extent required to eliminate such excess. If any time the outstanding balance of the Floor Plan Loan attributable to Specified Borrowers exceeds the Aggregate Specified Borrowing Base less the outstanding balance of the Swing Line Loan attributable to Specified Borrowers at such time, the Specified Borrowers shall immediately repay the relevant outstanding Advance to the extent required to eliminate such excess. If at any time the sum of the Floor Plan and Swing Line Loan outstanding with respect to Used Vehicles exceeds the Used Vehicle Maximum Amount, the Borrowers and Specified Borrowers shall immediately repay the relevant outstanding Advances to the extent required to eliminate such excess.

                  (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition excluding proceeds of asset dispositions permitted by
Section 6.8 (a)) or any sale of Stock of any Subsidiary of any Credit Party, Borrowers shall prepay the Acquisition Loan in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes related to such disposition, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder) on such assets, if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

                  (iii) If any Credit Party issues Stock (other than Stock issued to employees of Hometown or a Borrower pursuant to employee restrictive stock or an employee stock option plan), no later than the Business Day following the date of receipt of the proceeds thereof, Hometown shall cause the Acquisition Loan to be prepaid in an amount equal to fifty percent (50%) of such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with clause (c) below.

                  (iv) Until the Termination Date, Borrowers shall prepay the Acquisition Loan on the earlier of the date which is ten (10) days after (A) the date on which Hometown's consolidated annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex D or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex D, in an amount equal to sixty percent (60%) of Excess Cash Flow for the immediately preceding Fiscal Year. Any such prepayment shall be applied in accordance with clause (c) below. Each such prepayment shall be accompanied by a certificate signed by Hometown's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment, which certificate shall be in form and substance satisfactory to Agent.

                  (v) Immediately upon receipt by any Credit Party of insurance proceeds received in the event of loss or the condemnation, seizure or requisition of property or assets of any Credit Party. Borrowers shall prepay the Acquisition Loan to the extent required in accordance with Section 5.4.

            (c) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower or Specified Borrower pursuant to clauses (b)(ii),
(b)(iii), (b)(iv) or (b)(v) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Swing Line Overdraft Loan; third, to prepay the outstanding principal amount of the Swing Line Overdraft Loan; fourth, to interest then due and payable on the Acquisition Loan; and fifth, to prepay the remaining scheduled installments of the Acquisition Loan on a pro rata basis, until such Loan shall have been prepaid in full.

            (d) Nothing in this Section 1.3 shall be construed to constitute Agent's or any Lender's consent to any transaction referred to in clauses
(b)(ii) and (b)(iii) above which is not permitted by other provisions of this Agreement or the other Loan Documents.

            1.4. Use of Proceeds. Borrowers shall utilize the proceeds of (a) the Floor Plan Advances and the Swing Line Advances for the Refinancing, the financing of the acquisition of Vehicles (including in connection with the refinancing of any floor plan financing of a Target in connection with any Permitted Acquisition), the financing of Permitted Acquisitions, working capital and general corporate purposes and (b) the Acquisition Loan solely for the financing of Permitted Acquisitions. Specified Borrowers shall utilize the proceeds of the Floor Plan Advances and the Swing Line Advances for the financing of the acquisition of Vehicles (including in connection with the refinancing of any floor plan financing of a Target in connection with any Permitted Acquisition), working capital and for general corporate purposes. Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans to be made on that date or prior to December 31, 1998 with respect to the Refinancing, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

            1.5. Interest. (a) Borrowers and Specified Borrowers, as the case may be, shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to Floor Plan Advances, the Index Rate per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus one and one-half percent (1.5%) per annum, based on the aggregate Floor Plan Advances outstanding from time to time; (ii) with respect to the Acquisition Loan, (x) from the date on which an Acquisition Loan is made through but excluding the next occurring Interest Reset Date, the applicable Quoted Rate plus four percent (4.0%) per annum, and (y) thereafter at the applicable LIBOR Rate plus four percent (4.0%) per annum; and
(iii) with respect to the Swing Line Loan and Swing Line Overdraft Loan, the Index Rate per annum. Interest on all Advances shall begin to accrue on the earlier of (i) the date of the invoice from a seller of a Vehicle to a Borrower or Specified Borrower, as the case may be, or (ii) the date on which the Lenders make an Advance.

            (b) For purposes of computing interest and Fees and determining Borrowing Availability, Net Borrowing Availability or a Specified Aggregate Borrowing Base as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 2:00 p.m. (New York time). Payments received after 2:00 p.m. New York time on any Business Day shall be deemed to have been received on the following Business Day. If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

            (d) So long as an Event of Default shall have occurred and be continuing under Section 8.1(a), (h) or (i) or so long as any other Default or Event of Default shall have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans shall be increased by two percent (2%) per annum above the rates of interest otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

            (e) So long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative shall have the option on any Interest Reset Date to (i) convert all or any part of outstanding Floor Plan Loans from Index Rate Loans to LIBOR Loans, (ii) convert any Floor Plan Loan maintained as a LIBOR Loan to an Index Rate Loan or (iii) continue all or any portion of any Floor Plan Loan as a LIBOR Loan. Any Floor Plan Loan to be continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of such amount. Any such election must be made by noon (New York time) on the third (3rd) Business Day prior to the applicable Interest Reset Date. If no election is received with respect to a LIBOR Loan by noon (New York time) on the third (3rd) Business Day prior to the applicable Interest Reset Date (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), such LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by facsimile transmission or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Floor Plan Loan may be made as or converted into a LIBOR Loan until the first Interest Reset Date to occur after the Closing Date.

            (f) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers and Specified Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this Section 15(f) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this Section 1.5(f) shall again apply. In no event shall the total interest contracted for, charged, owed or received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers, a Specified Borrower or as a court of competent jurisdiction may otherwise order. In determining whether the interest exceeds the Maximum Lawful Rate or the maximum amount which a Lender could lawfully have received, the total amount of interest shall, to the extent allowed by law, be spread over the term of the total Indebtedness. Any provisions of this Agreement regarding the time during which interest accrues on Advances are only elements of the formula for calculating interest on the total indebtedness and are not intended to cause interest to be applied to specific Advances for usury determination purposes.

            1.6. Eligible Financed Vehicles. Based on the most recent Borrowing Base Certificate and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Financed Vehicles of each Borrower and each Specified Borrower shall be "Eligible Financed Vehicles" (as determined pursuant to this Section 1.6) for purposes of this Agreement. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Financed Vehicles, in its reasonable credit judgment, subject to the approval of Supermajority Floor Plan Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Financed Vehicles shall be any Financed Vehicle of any Borrower or Specified Borrower which:

            (a) is a Vehicle which (1) is not a Sold Unit and (2) has been in such Borrower's or Specified Borrower's inventory for no more than 360 days;

            (b) is a Program Vehicle which has less than 20,000 miles on the odometer and which has been in such Borrower's or Specified Borrower's inventory for no more than 91 days; provided that the aggregate value of Program Vehicles to be included in the Aggregate Borrowing Base together with the Aggregate Specified Borrowing Base at any one time shall not exceed an aggregate amount equal to the lesser of (x) 10% of the sum of the Aggregate Borrowing Base plus each Specified Aggregate Borrowing Base and (y) $2,500,000;

            (c) is a Demonstrator which has been in such Borrower's or Specified Borrower's inventory for no more than 360 days; provided that the aggregate value of Demonstrators to be included in the Aggregate Borrowing Base together with the Aggregate Specified Borrowing Base at any one time shall not exceed ten percent (10%) of the aggregate Invoice Amounts of all Eligible Financed Vehicles; or

            (d) is a Fleet Vehicle which has been sold by such Borrower or such Specified Borrower within the prior 30 days;

provided that with respect to any such Financed Vehicle (i) such Vehicle is owned by such Borrower or Specified Borrower free and clear of all Liens and rights of any other Person, except the Liens in favor of Agent, on behalf of itself and the Lenders; (ii) such Vehicle is located on premises owned or leased by such Borrower or Specified Borrower; (iii) no representations or warranties pertaining to such Vehicle set forth in this Agreement or the Security Agreement is untrue; and (iv) such Vehicle is covered by casualty insurance acceptable to Agent.

            1.7. Eligible Used Vehicles. Based on the most recent Borrowing Base Certificate and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Used Vehicles of each Borrower and each Specified Borrower shall be "Eligible Used Vehicles" (as determined pursuant to this Section 1.7) for purposes of this Agreement. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Used Vehicles, in its reasonable credit judgment, subject to the approval of Supermajority Floor Plan Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Used Vehicles shall be any Vehicle of any Borrower or Specified Borrower which:

            (a) is a Used Vehicle which is not a Sold Unit;

            (b) is a Used Vehicle that has a NADA average trade-in value (excluding adds) of at least $4,000;

            (c) has been in such Borrower's or Specified Borrower's inventory for no more than 90 days; and

            (d) such Borrower or Specified Borrower has in its physical possession all title and purchase documentation; provided that if all other criteria for Eligible Used Vehicle have been met, Eligible Used Vehicles may be held in such Borrower's or Specified Borrower's inventory for 30 days without title documentation;

provided that with respect to any such Used Vehicle (i) such Vehicle is owned by such Borrower or Specified Borrower free and clear of all Liens and rights of any other Person, except the Liens in favor of Agent, on behalf of itself and the Lenders; (ii) such Vehicle is located on premises owned or leased by such Borrower; (iii) no representations or warranties pertaining to such Vehicle set forth in this Agreement or the Security Agreement is untrue; and (iv) such Vehicle is covered by casualty insurance acceptable to Agent.

            1.8. Cash Management Systems. On or prior to the Closing Date, Borrowers and Specified Borrowers, separately, will establish and will maintain until the Termination Date separate cash management systems described on Annex B (each a "Cash Management System"). On or prior to the date upon which a Permitted Acquisition is consummated, any new Borrower shall become a party to the Cash Management System maintained by the Borrowers and any new Specified Borrower shall become a party to the Cash Management System maintained by the Specified Borrowers, pursuant to such documentation in form and substance and on terms and conditions acceptable to Agent.

            1.9. Fees. (a) Borrowers and Specified Borrowers, jointly and severally as co-obligors, shall pay to GE Capital, individually, the Fees specified in that certain fee letter of even date herewith among the Borrowers and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

            (b) As additional compensation for the Lenders with an Acquisition Loan Commitment, Borrowers, jointly and severally as co-obligors, agree to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Acquisition Loan Commitment Termination Date and on the Acquisition Loan Commitment Termination Date, a fee for Borrowers' non-use of available funds (the "Acquisition Loan Availability Fee") in an amount equal to one-quarter of one percent (.25%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the unused Acquisition Loan Commitment.

            (c) If Borrowers prepay the Acquisition Loan or terminate the Acquisition Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrowers, jointly and severally as co-obligors, shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by (i) the amount of the Acquisition Loan Commitment, in the case of the termination of the Acquisition Loan Commitment, and (ii) the principal amount of the Acquisition Loan outstanding immediately prior to giving effect to such prepayment, in the case of the prepayment of Acquisition Loans. As used herein, the term "Applicable Percentage" shall mean
(x) two percent (2%), in the
case of a prepayment and/or termination on or prior to the first anniversary of the Closing Date and (y) one percent (1%), in the case of a prepayment and/or termination after the first anniversary of the Closing Date but on or prior to the second anniversary. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to Sections 1.3(b), 1.16(c) or 1.16(d); provided that in the case of prepayments made pursuant to Section 1.3(b)(ii) or (b)(iii), the transaction giving rise to the applicable prepayment is expressly permitted under Section 6.

            1.10. Collection and Disbursement. (a) In addition to transfers of available funds from the relevant Concentration Accounts in accordance with the applicable Blocked Account Agreements, the following deposits shall be made to the relevant Collection Account on each Business Day:

            (i) Agent shall deposit the proceeds of each Advance made on such Business Day, except the proceeds advanced to a Vehicle manufacturer or other authorized seller of the Vehicles against which an Advance is made;

            (ii) at all times during which an Activation Notice is not in effect, Borrowers and Specified Borrowers shall deposit all principal and interest payments and other Obligations due on such Business Day;

            (iii) if Agent has notified Borrower Representative that a mandatory prepayment is due on such Business Day under Section 1.3(b)(i), Borrowers and Specified Borrowers shall deposit cash in an amount equal to such mandatory prepayment amount;

            (iv) if Borrower Representative has given notice of a voluntary prepayment under Section 1.3(a) to be made on such Business Day, Borrowers and Specified Borrowers shall deposit cash in an amount equal to such optional prepayment amount; and

            (v) if on such Business Day Borrowers or Specified Borrowers are required to make other payments under this Agreement not previously retained out of collections, Borrowers or Specified Borrowers, as the case may be, shall deposit cash in an amount equal to such payment amounts.

To the extent that Borrowers or Specified Borrowers fail to make any of the deposits required under this Section 1.10(a), then the Floor Plan Lenders are authorized to, and at their sole election may, fund such deficiencies in accordance with the terms of Section 1.11(b).

            (b) On each Business Day, Agent shall disburse all amounts in the relevant Collection Account in the following order:

            (i) to the Swing Line Lender in payment of interest and principal on any outstanding Swing Line Overdraft Loan;

            (ii) to the Lenders in payment of any interest on the Advances that are due and payable on that Business Day and any Fees and other amounts (excluding principal) that are due and payable from Borrowers or Specified Borrowers to Agent and the Lenders on such Business Day;

            (iii) if any mandatory prepayment is due under Section 1.3(b)(i) on that Business Day or Borrowers have notified Agent of a voluntary prepayment to be made under Section 1.3(a) on that Business Day, the amount of any such repayment(s) to the Lenders as a repayment of principal on outstanding Advances;

            (iv) so long as no Default or Event of Default has occurred and is continuing, to the applicable Disbursement Account in the amount of any Advance made to a Borrower or a Specified Borrower on that Business Day, plus any portion of the remaining amount in the relevant Collection Account requested by Borrower Representative to cover work capital needs of Borrowers or a Specified Borrower on such Business Day; and

            (v) any balance remaining to the relevant Concentration Account.

            1.11. Application and Allocation of Payments. (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower or Specified Borrower, and each Borrower and Specified Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers and Specified Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto and, except as otherwise provided in Section 1.11(b), payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

            (b) All monies collected by the Agent upon the sale or other disposition of Collateral through enforcement, realization under a Collateral Document or otherwise, together with all other monies received by the Agent under the Collateral Documents in respect of any Collateral, shall be applied as follows:

            (i) first, to the payment of all costs and expenses incurred by the Agent in connection with such sale, or disposition, the delivery of the Collateral or the collection of any such monies (including, without limitation, reasonable attorney's fees and expenses); and

            (ii) second, the balance of such monies (the "Remaining Proceeds"), shall be applied by the Agent:

            (1) to the extent Remaining Proceeds are attributable to Floor Plan Collateral, such Remaining Proceeds shall be applied first, to Swing Line Overdraft Obligations, second, to Floor Plan Obligations, with each Floor Plan Lender and the Swing Line Lender to receive an amount equal to its outstanding Floor Plan Obligations, or if insufficient proceeds are available for the payment in full of all outstanding Floor Plan Obligations, to satisfy all Floor Plan Obligations with the Floor Plan Lenders and the Swing Line Lender to receive its Pro Rata Share of the amount required to be distributed to the Floor Plan Lenders and the Swing Line Lender, and third, any Remaining Proceeds attributable to Floor Plan Collateral and not theretofore distributed to the Floor Plan Lenders and the Swing Line Lender shall be applied to satisfy the Acquisition Loan Obligations, with each Acquisition Loan Lender to receive an amount equal to its outstanding Acquisition Loan Obligations, or if insufficient proceeds are available for the payment in full of all outstanding Acquisition Loan Obligations, its Pro Rata Share of the amount required to be distributed to the Acquisition Loan Lenders;

                  (2) to the extent Remaining Proceeds are attributable to
            Acquisition Loan Collateral, such Remaining Proceeds shall be applied first, to Acquisition Loan Obligations, with each Acquisition Loan Lender to receive an amount equal to its outstanding Acquisition Loan Obligations, or if insufficient proceeds are available for the payment in full of all outstanding Acquisition Loan Obligations, to satisfy all Acquisition Loan Obligations with the Acquisition Loan Lenders to receive its Pro Rata Share of the amount required to be distributed to the Acquisition Loan Lenders, and second, any Remaining Proceeds attributable to Acquisition Loan Collateral and not theretofore distributed to the Acquisition Loan Lenders shall be applied to satisfy first, the Swing Line Overdraft Obligations, and second, the Floor Plan Obligations, with each Floor Plan Lender and the Swing Line Lender to receive an amount equal to its outstanding Floor Plan Obligations, or if insufficient proceeds are available for the payment in full of all outstanding Floor Plan Obligations, its Pro Rata Share of the amount required to be distributed to the Floor Plan Lenders and the Swing Line Lender; and

                  (3) any Remaining Proceeds not theretofore distributed to the
            Agent and the Lenders shall be distributed to the Borrowers, the Specified Borrowers or to whomever may be lawfully entitled to receive such payment.

            (c) Agent is authorized to, and at its sole election may, charge to the Floor Plan Loan balance on behalf of each Borrower and Specified Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Floor Plan Loans, owing by Borrowers and Specified Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers or Specified Borrowers fail to promptly pay any such amounts as and when due, even if such charges would cause the balance of the aggregate Floor Plan Loan and the Swing Line Loan to exceed Borrowing Availability or would cause the balance of the Floor Plan Loan and the Swing Loan of any Specified Borrower to exceed such Specified Borrower's separate Specified Aggregate Borrowing Base. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Floor Plan Loan hereunder.

            1.12. Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrowers and each Specified Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower and each Specified Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's or Specified Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower and Specified Borrower. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrowers and Specified Borrower in all respects as to all matters reflected therein. At Agent's option, Agent may provide statements on a computerized storage and retrieval medium or by electronically transmitting the information or allowing Borrower Representative computer access. Electronically transmitted or accessed information shall be deemed received by Borrower Representative when it is available to be accessed by Borrower Representative. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers or Specified Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

            1.13. Indemnity. (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

            (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise); (ii) any Borrower or Specified Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower or Specified Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower or Specified Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, Borrowers and Specified Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

            1.14. Access. (a)Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent determines to be appropriate: (i) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (ii) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (iii) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request (including an itemization and description of the cost, price, kind, type, quality and quantity of the Vehicles). Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers.

            (b) Notwithstanding Section 1.14(a), each Credit Party shall permit a duly authorized representative of Agent to enter upon each Credit Party's premises at any time without advance notice during regular business hours to perform audits of Vehicles in a manner satisfactory to Agent (Agent hereby agreeing to use its commercially reasonable efforts to perform not less than nine (9) Vehicle counts during any Fiscal Year); provided that Agent shall not be required by the Lenders to make more than two (2) such audits in any fiscal year of any Credit Party; and each Credit Party shall assist Agent and its representatives in whatever way reasonably necessary to make the inspections and audits provided for herein. Agent shall promptly deliver to each of the Lenders a written summary of the results of each vehicle audit performed pursuant to this Section 1.14(b).

            1.15. Taxes. (a) Any and all payments by each Borrower and Specified Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If any Borrower or Specified Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower or Specified Borrower shall make such deductions, and (iii) such Borrower or Specified Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

            (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

            (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

            1.16. Capital Adequacy; Increased Costs; IllegalIf any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

            (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers and Specified Borrowers, jointly and severally as co-obligors, shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers and Specified Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers and Specified Borrowers pursuant to this Section 1.16(b).

            (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower and Specified Borrower, jointly and severally as co-obligors, shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower or Specified Borrower, as the case may be, to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower or Specified Borrower, as the case may be, within five (5) Business Days after the delivery of such notice and demand, converts all such Loans into a Loan bearing interest based on the Index Rate.

            (d) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.15(a), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower Representative, with the consent of Agent (which consent shall not be unreasonably withheld), may obtain, at Borrowers' and Specified Borrowers' expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrowers and Specified Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrowers and Specified Borrowers, and jointly and severally as co-obligors, shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

            Notwithstanding the foregoing, Borrowers and Specified Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen
(15) days following its receipt of Borrower

Representative's notice of intention to replace such Affected Lender. Furthermore, if Borrower Representative gives a notice of intention to replace and Borrowers and Specified Borrowers do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers' and Specified Borrower's rights under this Section 1.16(d) shall terminate and Borrowers and Specified Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

      1.17. Drafting Agreements.

      (a) Issuance of Drafting Agreements. Subject to the terms and conditions of this Agreement, Swing Line Lender shall, at any time and from time to time until a date which is thirty (30) Business Days prior to the Commitment Termination Date upon written request of the Borrower Representative, accompanied by applications, letter of credit agreements and/or such other documentation related thereto as the Swing Line Lender may require, issue Drafting Agreements for the account of a Borrower or Specified Borrower. The Swing Line Lender shall take such action as necessary to terminate and suspend all Drafting Agreements effective ten (10) Business Days prior to the Commitment Termination Date then in effect.

      (b) Conditions to Issuance. The Swing Line Lender shall not be obligated to enter into or issue a Drafting Agreement unless, as of the date of issuance of such Drafting Agreement:

            (i) the Borrower Representative shall have delivered to the Swing Line Lender not less than ten (10) Business Days prior to the requested date for issuance (or such shorter time as the Swing Line Lender in its sole discretion may permit), a written application and such other documentation (including, without limitation, a letter of credit agreement if the Drafting Agreement is to be issued in the form of a letter of credit) and the terms of such documents and of the proposed Drafting Agreement shall satisfy the terms hereof and otherwise be satisfactory to Swing Line Lender;

            (ii) the representations and warranties contained in this Agreement or any other Loan Documents are true in all material respects as if made on such date (unless limited to an earlier date), and both immediately before and immediately after issuance of the Drafting Agreement so requested, no Default or Event of Default has occurred and is continuing;

            (iii) No order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Swing Line Lender from entering into or issuing such Drafting Agreement; no law applicable to the Swing Line Lender and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Swing Line Lender shall prohibit the Swing Line Lender, or request that the Swing Line Lender refrain, from issuing or entering into Drafting Agreements generally or such Drafting Agreement in particular or shall impose upon the Swing Line Lender with respect to such Drafting Agreement any restriction, reserve or capital requirement (for which the Swing Line Lender is not otherwise compensated hereunder) or shall impose upon the Swing Line Lender any unreimbursed loss, cost or expense which the Swing Line Lender deems material to its participation in Drafts or Drafting Agreements; and

            (iv) The Swing Line Lender does not receive written notice from the Agent, any Lender, any Borrower or any Specified Borrower on or prior to the Business Day prior to the requested date of issuance or entry into such Drafting Agreement that one or more of the applicable conditions contained in Section 2 (or in this Section 1.17(b)) have not been satisfied or that a Default or Event of Default has occurred and is continuing.

      Each application for a Drafting Agreement issued by a Borrower or a Specified Borrower hereunder shall constitute a certification by each Borrower and Specified Borrower of the matters set forth in clauses (i) through (iv) of this Section 1.17(b), and Swing Line Lender shall be entitled to rely on such certification without any duty of inquiry.

      (c) Notice of Issuance of or entering into Manufacturers Drafting Letters. The Swing Line Lender shall give notice to the Agent which shall give notice to each Lender of the issuance of or entering into each Drafting Agreement attaching a copy of such Drafting Agreement, as issued or entered into.

      (d) Drafts Under Manufacturers Drafting Letters.

            (i) In accordance with Section 1.1(b)(i) hereof, each Draft submitted by a Manufacturer pursuant to a Drafting Agreement shall constitute a request for Borrowing of a Swing Line Loan and upon the funding of each Draft presented by a Manufacturer under a Drafting Agreement, the Swing Line Lender shall be deemed to have disbursed or on behalf of the Borrowers or the Specified Borrowers, as the case may be, and the Borrowers or the Specified Borrowers, as the case may be, shall be deemed to have elected to substitute for its respective reimbursement obligations in respect of such Draft, a Swing Line Loan. Each of the Borrowers and Specified Borrowers shall be irrevocably obligated to reimburse Swing Line Lender on demand for the amount of any Draft presented by a Manufacturer under the terms of any Drafting Agreement; provided however that such reimbursement obligation shall be deemed satisfied by the funding of a Swing Line Loan in respect thereto. Notwithstanding anything to the contrary contained herein, each of the Borrowers and Specified Borrowers shall bear all risk of loss resulting from the payment of any Draft, or any resulting disbursements of the Swing Line Loans as Floor Plan Loans, as the case may be, whether or not due to the gross negligence, willful misconduct or fraud of any Manufacturer.

            (ii) On each Interest Reset Date or upon the occurrence and continuance of an Event of Default each Lender shall be obligated to fund Floor Plan Loans to refund Swing Line Loans resulting from the presentation of Drafts by Manufacturers under the Drafting Agreements, by making available their respective Pro Rata Shares of the amounts so advanced, all in accordance with Section 1.1(b)(iii) hereof; provided, however, that if for any reason the Lenders are prohibited from making a Floor Plan Loan to refund Swing Line Loans in respect of any such Draft, each such Lender shall be deemed to and unconditionally agrees to purchase from the Swing Line Lender a participation interest in the amount of such Draft (in the amount of its Pro Rata Share).

      (e) Obligations Absolute. The Obligations of the Borrowers and Specified Borrowers under this Agreement and any of the other Loan Documents to reimburse the Swing Line Lender for Drafts presented by a Manufacturer under a Drafting Agreement, and to repay any Swing Line Loans or the Floor Plan Loans, as the case may be, funded to pay a Draft shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Loan Document under all circumstances, including the following: (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower or Specified Borrower in respect of any Draft or any Drafting Agreement or any other amendment or waiver of or any consent to departure from all or any of the Loan Documents; (3) the existence of any claim, set-off, defense or other right that any Borrower or Specified Borrower may have at any time against any Manufacturer or any other beneficiary or transferee of any Drafting Agreement (or any Person for whom any such beneficiary or such transferee may be acting), the Swing Line Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the related Loan Documents or any unrelated transaction other than the defense of payment or claims arising out of the gross negligence, or willful misconduct of the Swing Line Lender; (4) any Draft, demand, certificate or other document presented under a Drafting Agreement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a Draft under any Drafting Agreement; (5) any payment by the Swing Line Lender under any Drafting Agreement against presentation of a draft or certificate that does not strictly comply with the terms of any Drafting Agreement; or any payment made by the Swing Line Lender under any Drafting Agreement to any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of any Drafting Agreement, including any arising in connection with any insolvency proceeding; (6) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from all or any of the Obligations of any Borrower or Specified Borrower in respect of any Drafting Agreement; or (7) any other circumstance that might otherwise constitute a defense available to, or discharge of, any Borrower or Specified Borrower other than the defense of payment or claims arising out of the gross negligence or willful misconduct of the Swing Line Lender.

      (f) Title Documents. All original Manufacturer's invoices and title documents evidencing the Borrowers' and Specified Borrowers' ownership of all of their Vehicles, including, without limitation, the Manufacturer's Certificate, shall be maintained in safekeeping by the Borrowers and Specified Borrowers in a manner acceptable to the Swing Line Lender and Agent, unless and until an Event of Default has occurred and is continuing, within three (3) Business Days of the request by the Agent, the Borrowers and the Specified Borrowers shall deliver or cause to be delivered all such original Manufacturer's invoices and title documents whether at the time of such request or thereafter, to the Agent and the Agent shall retain or hold all such original Manufacturer's invoices and title documents received by the Agent after such request. Thereafter, for so long as such Event of Default shall be continuing, all original Manufacturer's Certificates and title documents shall remain in the Agent's possession until the Floor Plan Advance in connection therewith or such ratable portion thereof in respect of a Vehicle sold by any Borrower or Specified Borrower in the ordinary course of business has been paid and performed in full; provided that, upon the happening of an Event of Default and during the continuance thereof, the Agent may transfer, as applicable, title documents delivered to it pursuant to this Section 1.17(f) in connection with the sale of Vehicles in accordance with its rights provided for in this Agreement or the other Loan Documents.

            1.18. Single Loan. All Loans to each Borrower and each Specified Borrower and all of the other Obligations of each Borrower and each Specified Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrowers and the Specified Borrowers, secured, until the Termination Date, by all of its Collateral.

2.    CONDITIONS PRECEDENT

            2.1. Conditions to the Initial Loans. No Lender shall be obligated to make any Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and
Lenders:

            (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex C, each in form and substance satisfactory to Agent.

            (b) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

            (c) Opening Availability. The Eligible Financed Vehicles and Eligible Used Vehicles of each Borrower supporting the initial Floor Plan Advances incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrowers, collectively, with Net Borrowing Availability, after giving effect to the initial Floor Plan Advances made to each Borrower and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $1,000,000.

            (d) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

            (e) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

            2.2. Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Loan, convert or continue any Loan as a LIBOR Loan, if, as of the date thereof:

            (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

            (b) Any event or circumstance which reasonably could have a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Floor Plan Lenders; or

            (c) (i) Any Event of Default shall have occurred and be continuing or would result after giving effect to any Loan, or (ii) a Default shall have occurred and be continuing or would result after giving effect to any Loan, and Agent or Requisite Floor Plan Lenders shall have determined not to make any Loan so long as that Default is continuing; or

            (d) Agent shall not have received a fully executed original of a pay-off letter satisfactory to Agent confirming that all of the relevant Prior Lender Obligations will be repaid in full from the proceeds of the relevant Floor Plan Advance and all Liens upon any of the property of the relevant Borrowers or any of their Subsidiaries in favor of such Prior Lender shall be terminated by such Prior Lender immediately upon such payment; or

            (e) After giving effect to any Advance the proceeds of which will be utilized to effect a Permitted Acquisition, the conditions precedent set forth in Section 6.1 shall not have been satisfied in accordance with the terms thereof.

The request and acceptance by or on behalf of the Borrowers and Specified Borrowers of the proceeds of any Loan or the conversion or continuation of any Loan into, or as, a LIBOR Loan, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrowers and Specified Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers and Specified Borrowers of the cross-guaranty provisions set forth in
Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.    REPRESENTATIONS AND WARRANTIES

      To induce Lenders to make the Loans, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

            3.1. Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(e) is in compliance with its charter and by-laws; (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (g) is in compliance with all Vehicle franchise agreements to which it is a party.

            3.2. Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and principal place of business is set forth in Disclosure Schedule (3.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

            3.3. Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, franchise or agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

            3.4. Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Borrowers and their respective Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

            (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof:

                  (i) The unaudited combined balance sheets at December 31, 1997 and the related statements of income and cash flows of Hometown and its Subsidiaries for the Fiscal Year then ended;

                  (ii) The audited balance sheets at December 31, 1997 and the related statements of income and cash flows of each Borrower for the Fiscal Year then ended; and

                  (iii) The unaudited balance sheet(s) at September 30, 1998 and the related statement(s) of income and cash flows of the Borrowers and their Subsidiaries for the three Fiscal Quarters then ended.

            (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(B)) was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrowers and their Subsidiaries dated September 30, 1998, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

            (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(C)) have been prepared by Borrowers in light of the past operations of their businesses, and reflect projections for the five year period beginning on January 1, 1999 on a quarterly basis for the first year and on a year by year basis thereafter. The Projections attached hereto as Disclosure Schedule (3.4(c)) are, and the Projections delivered to the Lenders pursuant to clause (a) of Annex D are, based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

            3.5. Material Adverse Effect. Except as described on Disclosure Schedule (6.3), between December 31, 1997 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1997 and the Closing Date no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

            3.6. Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

            3.7. Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement or any employment agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent);
(e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

            3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the stockholders and in the amounts set forth on Disclosure Schedule (3.8) (but in the case of Hometown only, such Schedule is only required to list stockholders that are required to file a Form 13-G). Except as set forth on Disclosure Schedule 3.8, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)).

            3.9. Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

            3.10. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

            3.11. Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any material Charges. None of the Credit Parties and their respective predecessors are liable for any material Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

            3.12. ERISA. (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

            (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

            3.13. No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $100,000 or injunctive relief or alleges criminal misconduct of any Credit Party.

            3.14. Brokers. No broker or finder acting on behalf of any Credit Party brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

            3.15. Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

            3.16. Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times, assuming the timely filing by Agent of appropriate documents executed by the applicable Credit Party with the relevant Governmental Authority, be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts.

            3.17. Environmental Matters. (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $50,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate which would result in Environmental Liabilities which could reasonably be expected to exceed $50,000; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $50,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $50,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $50,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;
(vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

            (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

            3.18. Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

            3.19. Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

            3.20. Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

            3.21. Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party.

            3.22. Permits, Franchises. Each Credit Party possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

            3.23. Engaged in Vehicle Sales. Each Borrower and each Specified Borrower is engaged in the business of selling, leasing and servicing Vehicles; all such Vehicles consist solely of goods held by a Borrower or a Specified Borrower for sale or lease; no sales, leases or other transactions involving such Vehicles are and will not become subject to set-off, counterclaim, defense, allowance, or adjustment (other than warranty claims, the aggregate amount of which shall not be material); except as set forth in Schedule 6.7,; there is no financing statement, or similar statement or instrument of registration under the laws of any jurisdiction covering or purporting to cover any interest of any kind in such Vehicles or their proceeds on file or registered in any public office other than a financing statement in favor of Agent for the benefit of the Lenders covering all such Vehicles; except as set forth in Disclosure Schedule (6.3), there is no other floor plan or other financing arrangement with any party other than Agent for the benefit of the Lenders with respect to all such Vehicles; except as set forth in Part A of Disclosure Schedule (3.23), no Borrower or Specified Borrower has made any other verbal or written contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a Lien against any such Vehicle, or the proceeds thereof; all such Vehicles are free from damage caused by fire or other casualty, unless covered by insurance, subject to customary deductibles. The locations (and addresses) set forth in Part B of Disclosure Schedule (3.23) are the locations at which each Borrower and each Specified Borrower keeps the Vehicles held as inventory, except when such Vehicles may be in transit between locations, in transit for 'dealer swaps' or being test driven by potential customers or is a Demonstrator.

            3.24. Dealer Franchise Agreements. As of the Closing Date, no Borrower or stockholder of a Borrower is a party to any dealer franchise and/or national agreements with any Manufacturer ("Dealer Franchise Agreements") other than those specifically disclosed on Disclosure Schedule (3.24) which schedule shows the Manufacturer and the Borrower and/or Stockholder which is a party to each such agreement, the date such agreement was entered into and the expiration date (if any) of each such agreement. Each of the Dealer Franchise Agreements is currently in full force and effect, and no Borrower and/or such Stockholder has received any notice of termination with respect to any such agreements; and, except as disclosed on Disclosure Schedule (3.24) no Credit Party is aware of any event which with notice, lapse of time, or both would allow any Manufacturer which is a party to any of the Dealer Franchise Agreements to terminate any such agreements. There exists no actual or, to the best of each Borrower's and Specified Borrower's knowledge, threatened termination, cancellation, or limitation of, or any modification or change in, the business relationship between any Borrower or Specified Borrower and any material Manufacturer, and there exists no present condition or state of facts or circumstances which could reasonably be expected to have a Material Adverse Effect.

            3.25. Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule (3.23) and (3.25); supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $250,000 per annum; any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $100,000 per annum; franchise agreements, licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments or documents evidencing Indebtedness of such Credit Party and any security interest granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

            3.26. Solvency. Both before and after giving effect to (a) the Loans to be made or extended on the Closing Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the terms and provisions of this Agreement, (c) the Refinancing and (d) the payment and accrual of all transaction costs in connection with the foregoing, Hometown and its Subsidiaries, taken as a whole, are Solvent.

            3.27. Year 2000 Representations.

            Hometown has completed a Year 2000 Assessment with respect to all Credit Parties, a copy of which has been delivered to Agent.

4.    FINANCIAL STATEMENTS AND INFORMATION

            4.1. Reports and Notices. (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex D.

            (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex E.

            4.2. Communication with Accountants. Each Credit Party executing this Agreement authorizes Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including Arthur Andersen LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5.    AFFIRMATIVE COVENANTS

            Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

            5.1. Maintenance of Existence, Conduct of Business, Etc. (a) Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1); and keep the Vehicles only at each such Borrower's or Specified Borrower's regular dealer locations as approved from time to time by Agent, except (a) Demonstrators may be moved to other locations and demonstrated in accordance with the terms and conditions established by Agent; (b) Vehicles subject to a Fleet Sale Purchase Contract approved by the Requisite Lenders may be located as provided therein.

            (b) The Credit Parties hereby represent and warrant that neither Williams Chevy, Inc. nor Family Rental, Inc. has any assets or liabilities of any kind or nature, and hereby agree to cause the dissolution of each of Williams Chevy, Inc. and Family Rental, Inc. by no later than January 31, 1999.

            (c) Hometown shall, and shall cause each of Bay State and Brattleboro to, take any and all actions necessary to transfer the assets and liabilities of Hometown relating to (x) the Bay State Lincoln Mercury dealership, the Wellesley Lincoln Mercury dealership and the Bay State Mazda dealership to Bay State and (y) the Brattleboro Chrysler Plymouth Dodge dealership to Brattleboro, in each case by January 31, 1999 (or such later date as is acceptable to Agent in light of the status of any Manufactuer consent or approval) such transfers to be effected pursuant to documentation reasonably acceptable to Agent.

            5.2. Payment of Obligations. (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

            (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP, (ii) no Lien shall be imposed to secure payment of such Charges that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

            5.3. Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(A)).

            5.4. Insurance; Damage to or Destruction of Collateral. (a) The Credit Parties shall, at their sole cost and expense, maintain liability and property insurance with financially sound and reputable insurance companies covering such risks ordinarily insured against by other owners or users of such properties in similar business; provided that property insurance shall be in an amount at least equal to the full insurable value of such assets. Schedule (3.18) describes the policies of insurance in effect on the date hereof. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable.

Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

            (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts, terms, scope and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

            (c) Each Borrower and Specified Borrower shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $100,000, as such Borrower's or Specified Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower or Specified Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $50,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d); or permit or require the applicable Borrower or Specified Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $250,000 for any individual occurrence or $750,000 in the aggregate, Agent shall permit the applicable Borrower or Specified Borrower to replace, restore, repair or rebuild the property; provided that if such Borrower or Specified Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d). All insurance proceeds which are to be made available to any Borrower or Specified Borrower, as the case may be, to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Floor Plan Loans (which application shall not result in a permanent reduction of the Floor Plan Loan Commitment) and upon such application, Agent shall establish a Reserve against the Aggregate Borrowing Base or Specified Aggregate Borrowing Base, as the case may be, in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to the Borrowers or Specified Borrowers, as the case may be, to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Floor Plan Advance in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Floor Plan Lenders shall make such Floor Plan Advance, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Floor Plan Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(d).

            5.5. Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.6. Supplemental Disclosure. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

            5.7. Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

            5.8. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which is reasonably likely to result in Environmental Liabilities in excess of $50,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $50,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers and Specified Borrowers, jointly and severally as co-obligors, shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

            5.9. Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or Collateral at that location, and shall otherwise be satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's or Specified Borrower's Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Aggregate Borrowing Base or the relevant Specified Aggregate Borrowing Base, as the case may be, or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Aggregate Borrowing Base or the relevant Specified Aggregate Borrowing Base, as the case may be, of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

            5.10. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

            5.11. Fleet Sales. Each Credit Party shall cause each Fleet Sales Purchase Contract with a sale price of $500,000 or more to provide that the proceeds of such sale be payable jointly to the applicable Credit Party and Agent and provide satisfactory evidence thereof to Agent prior to the execution of such contract.

            5.12. Year 2000 ProblemsOn or prior to March 31, 1999, Hometown shall complete and deliver to Agent a Year 2000 Corrective Plan with respect to all Credit Parties. On or prior to March 31, 1999, Hometown shall implement Year 2000 Corrective Actions with respect to all Credit Parties. On or before June 30, 1999, Hometown shall complete Year 2000 Corrective Actions and Year 2000 Implementation Testing with respect to all Credit Parties. On or before June 30, 1999, Hometown shall eliminate all Year 2000 Problems, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

6.    NEGATIVE COVENANTS

      Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

      6.1. Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, provided, that Hometown shall be permitted to form (x) Specified Borrowers and Real Estate Subsidiaries for the purpose of effecting a Permitted Acquisition utilizing Permitted Acquisition Financing and (y) Non-Recourse Subsidiaries), or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person, except that any Borrower may merge with another Borrower, provided that Borrower Representative shall be the survivor of any such merger to which it is a party. Notwithstanding the foregoing, Hometown may acquire all or substantially all of the Stock of any Person and any Borrower may acquire all or substantially all of the assets of any Person

(in each case, a "Permitted Acquisition") subject to the satisfaction of each of the following conditions:

                  (i) Agent and Lenders shall receive at least thirty (30) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                  (ii) such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date with valid vehicle franchise agreements, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

                  (iii) such Permitted Acquisition shall be consensual, shall have been approved by the Target's board of directors and is acceptable to the Agent, in its sole discretion, as a creditworthy Credit Party;

                  (iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Hometown and Target after giving effect to such Permitted Acquisition, except (A) Advances made hereunder, provided that (x) no Floor Plan Advance may be requested to fund any such Permitted Acquisition until the Borrowers have utilized the Acquisition Loan Commitment in full in the amount of the Acquisition Loan Commitment as in effect on the date of this Agreement and
      (y) the aggregate principal amount of Floor Plan Advances utilized to effect Permitted Acquisitions shall not exceed an aggregate amount equal to 10% of Net Borrowing Availability, (B) ordinary course trade payables and accrued expenses, (C) unsecured Indebtedness of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition, (D) Subordinated Debt issued to the sellers of such Target,
      (E) Permitted Acquisition Financing, (F) Permitted Acquisition Financing Guaranties and (G) liabilities of the Target acceptable to the Agent in its reasonable discretion;

                  (v) the aggregate Advance made to fund the Permitted Acquisition shall not exceed three and one-half (3.5) times the Target's EBITDA for the trailing twelve (12) month period immediately prior to the proposed acquisition date; provided, however, that after giving effect to any Advance ratio of (1), the aggregate principal amount of Acquisition Loans then outstanding to (2) an amount equal to (x) Hometown's EBITDA (after giving pro forma effect to such Permitted Acquisition), minus (y) the unfinanced portion of Capital Expenditures, minus (z) Interest Expense, in each case for the twelve (12) month period prior to the proposed date of such Advance, shall not exceed 2.0 to 1.0;

                  (vi) the Target shall have generated a return on sales of 0.5% or more for the immediately preceding twelve month period, as determined based upon the Target's Financial Statements for such period and sales for such period shall have not declined more than fifteen percent (15%) as measured against the twelve month period immediately preceding such initial twelve month period;

                  (vii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                  (viii) at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and capital stock of the Target, and Borrowers, Specified Borrowers and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith including such documents and actions as may be required by Agent to make the Specified Borrower and/or Target a Credit Party hereunder (as a Borrower, Specified Borrower or Guarantor, as applicable) and as otherwise required to comply with Section 1.8;

                  (ix) Concurrently with delivery of the notice referred to in clause (i) above, such Person shall have delivered to Agent, in form and substance satisfactory to Agent:

                        (A) a pro forma consolidated balance sheet, income
            statement and cash flow statement of Hometown and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Hometown and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and Hometown and its Subsidiaries would have been in compliance with the financial covenants set forth in Annex F for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex D prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                        (B) updated versions of the most recently delivered
            Projections covering the period commencing on the date of such Permitted Acquisition and ending on the date which is not sooner than the fifth anniversary of the Closing Date and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical financial data of a recent date satisfactory to Agent, taking into account such Permitted Acquisition; and

                        (C) a certificate of the chief financial officer of
            Hometown to the effect that: (v) Hometown and its Subsidiaries taken as a whole (after taking into consideration all rights of contribution and indemnity any such Person has against each other Credit Party) will be Solvent upon the consummation of the Permitted Acquisition; (w) the Acquisition Pro Forma fairly presents the financial condition of Hometown and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (x) the Acquisition Projections are reasonable estimates of the future financial performance of Hometown and its Subsidiaries subsequent to the date thereof based upon the historical performance of Hometown and its Subsidiaries and the Target and show that Hometown and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in Annex F for the three (3) year period thereafter; (y) in the event that a Loan other than an Acquisition Loan is utilized by the Borrowers to effect a Permitted Acquisition, Borrowers shall have Net Borrowing Availability (inclusive of any Reserves established by Agent in connection therewith) in excess of an amount equal to 10% (or such lesser percentage as is acceptable to the Agent in its sole discretion) of Net Borrowing Availability after giving effect to such Permitted Acquisition (inclusive of any Reserves established by Agent in connection therewith) for the 90 day period following such Permitted Acquisition; and (z) Hometown and its Subsidiaries have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

                  (x) in the event that such Permitted Acquisition involves a Specified Borrower, on or prior to the date of such Permitted Acquisition Hometown, Agent and the Requisite Floor Plan Lenders shall establish financial covenants of the type contained in Annex F hereto to be applicable to such Specified Borrower;

                  (xi) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent;

                  (xii) if requested by Agent, Agent shall have received such environmental review and audit reports with respect to the real property of the Target as Agent shall have requested and Agent shall be satisfied, in its sole discretion, with the contents and scope of all such environmental reports;

                  (xiii) Agent shall have received evidence satisfactory to Agent that on or prior to the proposed acquisition date Hometown has contributed one dollar of equity (which, for the purposes of determining compliance with this clause (xiii) shall include any Subordinated Debt or equity issued to the sellers of the Target as consideration for such Permitted Acquisition) for every two dollars of Advances made against the purchase price of the Target. For purposes of this clause (xiii), "purchase price" shall mean the total amount paid for the Target less the cost to acquire Vehicles, and parts inventory of the Target;

                  (xiv) Agent shall have received evidence satisfactory to Agent that such Person has obtained all required consents, waivers, acknowledgments, orders, authorizations and approvals of all Persons including all requisite Governmental Authorities, third parties and Manufacturers to the consummation of the proposed acquisition;

                  (xv) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

                  (xvi) the Agent shall have completed all business and legal due diligence with respect to the Target and the proposed acquisition with results satisfactory to the Agent including the capital structure, corporate structure, governing documents and material agreements of Hometown and the Target and their respective Subsidiaries after giving effect to the proposed acquisition, and the legal and tax effects resulting from such proposed acquisition.

Notwithstanding the foregoing, the Inventory of the Target shall not be included in Eligible Financed Vehicles and Eligible Used Vehicles without the prior written consent of Agent and Requisite Floor Plan Lenders.

      6.2. Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that:

            (a) Any Credit Party may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any such Credit Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by such Credit Party does not exceed $25,000;

            (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date;

            (c) so long as Agent has not delivered an Activation Notice/no Default or Event of Default shall have occurred and be continuing and there is no outstanding Loan balance, a Credit Party may make investments subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above;

            (d) in addition to the equity requirement contained in Section 6.1(xiii), Hometown shall be permitted to provide initial capitalization to a Real Estate Subsidiary, a new Borrower established after the date of this Agreement, a Specified Borrower or a Non-Recourse Subsidiary, provided, however, that the aggregate amount of investments made by Hometown pursuant to this clause (d) after the Closing Date shall not exceed $1,500,000;

            (e) Hometown shall be permitted to utilize up to $2,000,000 of the cash proceeds received from its July 1998 initial public offering for the purpose of effecting a Permitted Acquisition; and

            (f) Borrowers and Specified Borrowers shall be permitted to make loans to customers for the purpose of financing the purchase of Used Vehicles; provided, however, that the aggregate principal amount of all such loans shall not at any time exceed $6,000,000 at any time (without giving effect to any write-offs or write-downs of any such loans).

            6.3. Indebtedness. (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication):

                  (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (c) of Section 6.7;

                  (ii) the Loans and the other Obligations,

                  (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

                  (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, provided, however, that the Indebtedness listed on items 1,2,6,7,8,9,10,12,16,17,18,20,21,22,23,24,38,41,44,45 and 49 of Disclosure
      Schedule (6.3) shall only be permitted to exist until the earlier (i) the date upon which a Floor Plan Advance is incurred to repay any such Indebtedness and (ii) January 31, 1998;

                  (v) Indebtedness specifically permitted under Section 6.1;

                  (vi) Indebtedness consisting of intercompany loans and advances made by any Borrower or Specified Borrower to any other Borrower or Specified Borrower, provided that (A) any such Person shall have executed and delivered a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such Person to such Borrowers or Specified Borrowers which Intercompany Notes shall be in form and substance satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the Pledge Agreement or Security Agreement as additional collateral security for the Obligations;
      (B) each such Person shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (C) the obligations of each such Person under any such Intercompany Notes shall be subordinated to the Obligations of each Credit Party hereunder in a manner satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by any Borrower or Specified Borrower to any other Borrower or Specified Borrower and after giving effect thereto, Hometown and its Subsidiaries, taken as a whole, shall be Solvent; (E) in addition to the intercompany loans referred to in the following clause (vii), the aggregate outstanding principal amount of intercompany loans of, and advances made to, any Specified Borrower by the Borrowers or any Borrower by the Specified Borrowers shall not at any time exceed $100,000 (including any write-downs or write-offs in connection therewith); and (F) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;

                  (vii) existing Indebtedness of (x) Muller Isuzu owing to Hometown and the Borrowers in an aggregate principal amount of $2,000,000 and (y) Bay State owing to Hometown and the Borrowers in an aggregate principal amount of $300,000, in each case as such amount is reduced as a result of any repayment of any such Indebtedness; and

                  (viii) Indebtedness incurred by a Borrower or a Specified Borrower incurred from a sub-prime financier and secured solely by Accounts created by such Borrower or Specified

Borrower from a transaction permitted by Section 6.2(f) and the related Used Vehicle; provided, however, that the aggregate principal amount of all such loans (advances) shall not at any time exceed $3,000,000 (without giving effect to any write-offs or write-downs of any such Indebtedness).

            (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations and (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c).

            6.4. Employee Loans and Affiliate Transactions. (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except, consistent with such Credit Party's practice prior to the extension of the Loan Documents, in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in the aggregate during any Fiscal Year of either (i) the greater of (x) an amount equal to 1% of Net Borrowing Availability up to a maximum of $500,000 and (y) $100,000, the terms of these transactions must be disclosed in advance to, and approved by, Agent and Lenders; provided, however that compensation paid to an Affiliate that is an employee of Hometown or any of its Subsidiaries may be increased by an amount up to 10% of such Person's previous annual compensation without the approval of the Agent or Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

            (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $50,000 to any employee and up to a maximum of $250,000 in the aggregate at any one time outstanding.

            6.5. Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock except as otherwise permitted in connection with a Permitted Acquisition, in Section 6.14 or in connection with an exercise by an employee pursuant to employee restricted stock or an employee stock option plan in effect on the date of this Agreement, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it.

            6.6. Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired and permitted pursuant to Section 6.1(iv), (c) for any Permitted Acquisition Financing Guaranty and (d) for any unsecured Guaranteed Indebtedness of Hometown issued to the provider of Permitted Acquisition Financing in support of any Permitted Acquisition Financing Guaranty, which such Guaranteed Indebtedness shall be on terms and conditions and in form and substance satisfactory to Agent.

            6.7. Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7), provided, however, that any Lien relating to items 1,2,3,6,7,8,9,10,12,16,17,18,20,21,22,23,24,36,39,45,46 and 48 on Disclosure
Schedule (6.7) shall only be permitted to exist until the earlier of (i) the date upon which a Floor Plan Advance is incurred to repay the Indebtedness relating to any such Lien and (ii) January 31, 1999; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $250,000 for any Credit Party and $1,500,000 in the aggregate for all Credit Parties, in each case outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens securing any Permitted Acquisition Financing, provided, however, that any such Lien shall be limited to the real property owned by the Real Estate Subsidiary party to such Permitted Acquisition Financing; (e) Liens securing any Permitted Acquisition Financing Guaranty, provided, however, that any such Lien shall be limited to (i) a first priority security interest in the leasehold interest of the Specified Borrower operating the dealership subject to the related Permitted Acquisition Financing and (iii) a second priority security interest in all other assets of the dealership operated by the Specified Borrower and subject to the related Permitted Acquisition Financing; and (f) Liens on Accounts and related Used Vehicles subject to Indebtedness permitted pursuant to Section 6.3(viii). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

            6.8. Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, consign, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale, transfer, conveyance or other disposition by a Credit Party after the Closing Date of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $250,000 for any Credit Party and $1,500,000 in the aggregate for all Credit Parties, (c) other Equipment and Fixtures having a value not exceeding $250,000 for any Credit Party and $1,500,000 in the aggregate for all Credit Parties; (d) Hometown shall be permitted to transfer assets constituting the Bay State Lincoln Mercury dealership, the Wellesley Lincoln Mercury dealership and Bay State Mazda dealership to Bay State upon the approval of Agent and Requisite Lenders, which approvals shall not be unreasonably withheld, and the receipt of the consent of the relevant Manufacturer, and on the date of any such transfer, Bay State shall from and after such date constitute a Specified Borrower for all purposes of this Agreement; and (e) Hometown shall be permitted to transfer assets constituting the Brattleboro Chrysler Plymouth Dodge dealership to Brattleboro pursuant to Section 5.1(c). With respect to any disposition of assets or other properties permitted pursuant to clause (b) and clause (c) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers' expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

            6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

            6.10. Financial Covenants. The Credit Parties shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex F or established pursuant to Section 6.1(x).

            6.11. Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

            6.12. Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

            6.13. Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

            6.14. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances among Borrowers and Specified Borrowers to the extent permitted by Section 6.3 above, (b) dividends and distributions by (i) Subsidiaries of any Borrower or Specified Borrower paid to such Borrower or Specified Borrower, and (ii) Subsidiaries of Hometown to Hometown to enable Hometown to fund Permitted Acquisitions, to make tax payments then due and owing and for other administrative expenses then due and payable,
(c) employee loans permitted under Section 6.4(b) above and (d) repurchase of the Stock of Hometown and/or options to purchase the Stock of Hometown held by executive officers, members of management or employees of a Credit Party (i) upon the death, disability, retirement or termination of such Person or (ii) in order to effect the transfer of the Stock of Hometown held by a shareholder to an individual retirement account of such Person.

            6.15. Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name, or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least sixty (60) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

            6.16. No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or Specified Borrower or among Borrowers and Specified Borrowers.

            6.17. Leases. No Credit Party shall enter into any operating lease for Equipment or Real Estate if the payments payable in any year would exceed 10% of sales for any Credit Party or 10% of sales in the aggregate for all Credit Parties, in each case for the immediately preceding twelve (12) month period.

            6.18. Changes Relating to Subordinated Debt. No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) or make any prepayment of any Subordinated Debt.

            6.19. Other Credit Parties. (a) None of the Credit Parties other than Borrowers, Specified Borrowers and Real Estate Subsidiaries shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations).

            (b) Hometown shall not engage in any business other than in connection with its ownership of its Subsidiaries and such actions as are necessary in connection wit the consummation of a Permitted Acquisition or incur any Indebtedness or Guaranteed Indebtedness except as permitted pursuant to
Section 6.6(d).

7.    TERM

            7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

            7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.    EVENTS OF DEFAULT: RIGHTS AND REMEDIES

            8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

            (a) Any Borrower or Specified Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

            (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4 or 6, or any of the provisions set forth in Annexes B or F, respectively.

            (c) Any Borrower or Specified Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes D or E, respectively, and the same shall remain unremedied for three (3) days or more.

            (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

            (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of any Credit Party in excess of $250,000 in the aggregate, or
(ii) causes, or permits any holder of such Indebtedness or a trustee to cause, Indebtedness or a portion thereof in excess of $250,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

            (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

            (g) Assets of any Credit Party with a fair market value of $250,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any judgment creditor, receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

            (h) A case or proceeding shall have been commenced against any Credit Party seeking a decree or order in respect of any Credit Party (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

            (i) Any Credit Party (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall take any corporate action in furtherance of any of the foregoing; or (v) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

            (j) A final judgment or judgments for the payment of money (not fully covered by independent third-party insurance as to which the insurer has acknowledged liability coverage) in excess of $250,000 in the aggregate at any time outstanding shall be rendered against any Credit Party and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

            (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

            (l) Any Change of Control shall occur.

            (m) Any Governmental Authority revokes or fails to renew any material license, permit or franchise of any Credit Party, or any Credit party for any reason loses any material license, permit or franchise, or any Credit Party suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise.

            (n) (i) Any Credit Party receives a notice from any automobile manufacturer that it has terminated any agreement between such manufacturer and any Credit Party or any equity holder of Hometown and the result of all such notices would reduce the gross revenues of Hometown and its Subsidiaries by an amount equal to or greater than 10% of the gross revenues of Hometown and its Subsidiaries for the four consecutive fiscal quarters then last ended; provided that the foregoing events shall not constitute an Event of Default if within [90] days of any such notice Hometown or one of its Affiliates commences proceedings with the appropriate Governmental Authority challenging any such termination and such proceeding suspend the effectiveness of such termination (which suspension is not interrupted for a period of more than 30 days); which has a Material Adverse Effect or (ii) there shall occur any other change to any Dealer Franchise Agreement which has a Material Adverse Effect.

            (o) Any Credit Party ceases to conduct business or voluntarily or involuntarily dissolves or is dissolved, liquidates or is liquidated.

            (p) Any Borrower or Specified Borrower fails to provide Agent promptly with any title and purchase documentation with respect to any Used Vehicle requested by Agent.

            (q) For any month the aggregate gross sales proceeds of Recently Sold Vehicles reported sold to Agent later than three (3) Calendar Days from the date of execution or effectiveness of the Sales Contract exceeds an amount equal to 5% of the Aggregate Borrowing Base or a Specified Aggregate Borrowing Base, as the case may be.

            8.2. Remedies. (a) If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and Agent or Requisite Floor Plan Lenders shall have determined not to make any Advances so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Floor Plan Lenders shall), without notice, suspend the Floor Plan Loan facility with respect to further Advances whereupon any further Advances shall be made in Agent's sole discretion (or in the sole discretion of the Requisite Floor Plan Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans to the Default Rate. Imposition of the Default Rate shall not constitute a waiver of Agent's and the Lenders' rights and remedies under
Section 8.2.

            (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Floor Plan Loan facility and the Acquisition Loan facility with respect to further Advances; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; (iii) enforce Borrowers' and Specified Borrowers' rights under their respective Vehicle dealer franchise agreements including rights to manufacturer repurchase; (iv) terminate Borrowers' and Specified Borrowers' rights under their respective Vehicle dealer franchise agreements to the extent required to consummate manufacturer repurchases; exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or (i), the Floor Plan Loan Facility and the Acquisition Loan Facility shall be immediately terminated and all of the Obligations, including the aggregate and the Acquisition Loan Facility Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

            8.3. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

            9.1. Assignment and Participations. (a) The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower Representative (which shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the from attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower and Specified Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers and Specified Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Specified Borrowers, and Borrowers and Specified Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

            (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers and Specified Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.13, 1.15, 1.16 and 9.8, each Borrower and Specified Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers and Specified Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower, Specified Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

            (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrowers, Specified Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

            (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 3.4(c).

            (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

            (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under
Section 1.16(c), or withholding taxes in accordance with Section 1.15(a).

            9.2. Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

            If Agent shall request instructions from Requisite Lenders, Requisite Floor Plan Lenders, Supermajority Floor Plan Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Floor Plan Lenders, Supermajority Floor Plan Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Floor Plan Lenders, Supermajority Floor Plan Lenders or all affected Lenders, as applicable.

            9.3. Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            9.4. GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans and GE Capital as Agent.

            9.5. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

            9.6. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

            9.7. Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Agent may be removed at the written direction of the holders of two-thirds or more of the Commitments, provided that in so doing, such Lenders shall be deemed to have waived and released any and all claims they may have against Agent.

            9.8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower, Specified Borrower or Guarantor (regardless of whether such balances are then due to such Borrower, Specified Borrower or Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower, Specified Borrower or Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender's obligation under this Section 9.8 shall be in addition to and not limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

            9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

            (a) Advances; Payments

                  (i) Floor Plan Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(b). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Floor Plan Lenders, promptly after receipt of a Notice of Floor Plan Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Floor Plan Advance is received, by telecopy, telephone or other similar form of transmission. Each Floor Plan Lender shall make the amount of such Lender's Pro Rata Share of such Floor Plan Advance available to Agent in same day funds by wire transfer to

Agent's account as set forth in Annex G not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Floor Plan Advance to the Borrowers and Specified Borrowers designated by Borrower Representative in the Notice of Floor Plan Advance. All payments by each Floor Plan Lender shall be made without setoff, counterclaim or deduction of any kind.

                  (ii) On the last LIBOR Business Day of each calendar month or more frequently as aggregate cumulative net payments in excess of $5,000,000 are received with respect to the Loans (other than the Swing Line Loan) (each, a "Settlement Date"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers or Specified Borrowers since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund payments and Advances or failed to fund the purchase of participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers or Specified Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex G or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

            (b) Availability of Lender's Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers or Specified Borrowers, as the case may be, shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers or Specified Borrowers, as the case may be, may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to any Borrower or Specified Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Lender.

            (c) Return of Payments(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers or Specified Borrowers, as the case may be, and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or Specified Borrower, as the case may be, or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or Specified Borrower, as the case may be, or such other Person, without set-off, counterclaim or deduction of any kind.

            (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Advance or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance or to purchase a participation required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Floor Plan Lender" (or be included in the calculation of "Requisite Lenders", "Requisite Floor Plan Lenders" or "Supermajority Floor Plan Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

            (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrowers and Specified Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes D and E hereto and agree that Agent shall have no duty to provide the same to Lenders.

            (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.


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

10.   SUCCESSORS AND ASSIGNS

            10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.   MISCELLANEOUS

            11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter, fee letter (other than the GE Capital Fee Letter) and/or confidentiality agreement between any Credit Party and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

            11.2. Amendments and Waivers. Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Requisite Floor Plan Lenders, Supermajority Floor Plan Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

            (a) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of New Vehicle Borrowing Base or Used Vehicle Borrowing Base of any Borrower, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Financed Vehicles and Eligible Used Vehicles set forth in Sections 1.6 and 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Floor Plan Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan shall be effective unless the same shall be in writing and signed by Agent,

Requisite Floor Plan Lenders, Borrowers and the Specified Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Floor Plan Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances pursuant to
Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Floor Plan Lenders and Borrowers.

            (b) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $250,000 with respect to any Credit Party and $1,500,000 in the aggregate for all Credit Parties in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; or (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders", "Requisite Floor Plan Lenders" or "Supermajority Floor Plan Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

            (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                  (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender");

                  (ii) requiring the consent of Supermajority Floor Plan Lenders, the consent of Requisite Floor Plan Lenders is obtained, but the consent of Supermajority Floor Plan Lenders is not obtained;

                  (iii) requiring the consent of Requisite Floor Plan Lenders, the consent of Floor Plan Lenders holding 51% or more of the aggregate Floor Plan Loan Commitments is obtained, but the consent of Requisite Floor Plan Lenders is not obtained; or

                  (iv) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

            (d) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.13), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

            11.3. Fees and Expenses. Borrowers and Specified Borrowers shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrowers and Specified Borrowers shall reimburse Agent (and, with respect to clauses (c), (d) and, at any time after the occurrence of a Default or Event of Default, (f)(iii) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

            (a) the forwarding to Borrowers, Specified Borrowers or any other Person on behalf of Borrowers or Specified Borrowers, as the case may be, by Agent of the proceeds of the Loans;

            (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

            (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower, any Specified Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers, Specified Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

            (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

            (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

            (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrowers or Specified Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

            11.4. No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers or Specified Borrowers, as the case may be, specifying such suspension or waiver.

            11.5. Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

            11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

            11.8. Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

            11.9. GOVERNING LAW. (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX H OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            (b) HOMETOWN HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM WITH ITS OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE,

APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AN ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, AND EACH CREDIT PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS HOMETOWN (THROUGH CT CORPORATION SYSTEM) AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT.

            11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex H or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated on Annex H to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

            11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

            11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON

AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

            11.14. Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to Borrower Representative for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrowers' consent which shall not be unreasonably withheld or delayed.

            11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower or Specified Borrower for liquidation or reorganization, should any Borrower or Specified Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's or Specified Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

            11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            11.18. Agent for Service of Process. Hometown hereby irrevocably accepts its appointment as agent for service of process for the Credit Parties set forth in Section 11.9(b) and agrees that it (i) shall inform the Agent promptly in writing of any change of its address or its appointment of CT Corporation Systems as its agent to receive service of process, (ii) shall terminate any of the agency relationships created by Section 11.9(b) only upon 60 days prior written notice to the Agent, and (iii) shall perform its obligations as such agent in accordance with the provisions of Section 11.9(b). Hometown, as process agent, and its successor or successors agrees to discharge the above-mentioned obligations (and similar duties and obligations to the extent Hometown is appointed by any Subsidiary of a Credit Party under any Loan Document from time to time) and will not refuse fulfillment of such obligations under Section 11.9(b) or the Loan Documents, as the case may be.

12.   CROSS-GUARANTY

            12.1. Cross-Guaranty. Each Borrower and Specified Borrower hereby agrees that such Borrower and Specified Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower and Specified Borrower. Each Borrower and Specified Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower or Specified Borrower is or may become a party;

            (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

            (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

            (d) the insolvency of any Credit Party; or

            (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

            Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

            12.2. Waivers by Borrowers and Specified Borrowers. Each Borrower and Specified Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower and Specified Borrower. It is agreed among each Borrower and Specified Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

            12.3. Benefit of Guaranty. Each Borrower and Specified Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower or Specified Borrower under the Loan Documents.

            12.4. Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower and Specified Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower and Specified Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's or Specified Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

            12.5. Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower, Specified Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any

Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower and Specified Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower and Specified Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Borrower and Specified Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower or Specified Borrower shall not impair any other Borrower's or Specified Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

            12.6. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's and Specified Borrower's liability under this
Section 12 (which liability is in any event in addition to amounts for which such Borrower or Specified Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

            (a) the net amount of all Loans advanced to any other Borrower or Specified Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower or Specified Borrower; and

            (b) the amount which could be claimed by Agent and Lenders from such Borrower or Specified Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower or Specified Borrower under Section 12.7.

            12.7. Contribution with Respect to Guaranty Obligations. (a) To the extent that any Borrower or Specified Borrower shall make a payment under this
Section 12 of all or any of the Obligations (other than Loans made to that Borrower or Specified Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower or Specified Borrower, exceeds the amount which such Borrower or Specified Borrower would otherwise have paid if each Borrower or Specified Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's or Specified Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers and Specified Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower or Specified Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower and Specified Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

            (b) As of any date of determination, the "Allocable Amount" of any Borrower or Specified Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower or Specified Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            (c) This Section 12.7 is intended only to define the relative rights of Borrowers and Specified Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers and Specified Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including
Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower or Specified Borrower to pay the Loans made directly or indirectly to that Borrower or Specified Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

            (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower or Specified Borrower to which such contribution and indemnification is owing.

            (e) The rights of the indemnifying Borrowers or Specified Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

            12.8. Liability Cumulative. The liability of Borrowers and Specified Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower and Specified Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower or Specified Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            WESTWOOD LINCOLN MERCURY
                                            SALES, INC., as a Borrower


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            SHAKER'S INC., as a Borrower


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            FAMILY FORD, INC., as a Borrower


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            HOMETOWN AUTO FRAMINGHAM,
                                            INC., as a Borrower


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            HOMETOWN BRATTLEBORO, INC., as
                                            a Borrower


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            MULLER AUTOMOTIVE GROUP, INC.,
                                            as a Specified Borrower


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            MULLER CHEVROLET, OLDSMOBILE,
                                            ISUZU, INC., as a Specified Borrower


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, as Agent and a Lender


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

            The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers or Specified Borrowers..

                                            HOMETOWN AUTO RETAILERS, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            E R R ENTERPRISES, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            SHAKER'S LINCOLN MERCURY
                                            AUTOCARE, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            COMERICA BANK, as a Lender


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


                            [LENDER SIGNATURE PAGE]

                               ANNEX A (Recitals)
                                       to
                                CREDIT AGREEMENT

                                   DEFINITIONS

            Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

            "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

            "Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

            "Acquisition Advance" shall have the meaning assigned to it in
Section 1.2(a).

            "Acquisition Loan" shall mean the aggregate amount of Acquisition Advances outstanding at any time.

            "Acquisition Loan Availability" shall mean, as of any date of determination, the Acquisition Loan Commitment as of such date less the aggregate amount of all Acquisition Advances made as of such date of determination, calculated on a cumulative basis without giving effect to any payments or prepayments of principal in respect of the Acquisition Loan which may have been made at any time or from time to time on or prior to such date of determination.

            "Acquisition Loan Availability Certificate" shall have the meaning assigned to it in Annex E.

            "Acquisition Loan Availability Fee" shall have the meaning assigned to it in Section 1.9(b).

            "Acquisition Loan Collateral" shall mean, collectively, all Mortgaged Properties and all "Collateral" designated as "Acquisition Loan Collateral" under the Security Agreement.

            "Acquisition Loan Commitment" shall mean (a) as to any Lender with an Acquisition Loan Commitment, the aggregate commitment of such Lender to make the Acquisition Advances as set forth on Annex I or in the most recent Lender Addition Agreement executed by such Lender and (b) as to all Lenders with an Acquisition Loan Commitment, the aggregate commitment of all Lenders to make Acquisition Advances, which aggregate commitment shall be Fifteen Million Dollars ($15,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time upon the making of an Acquisition Advance in an amount equal to such Acquisition Advance and otherwise in accordance with the Agreement.

            "Acquisition Loan Commitment Termination Date" shall mean the earlier of (a) January 5, 2001 and (b) the Commitment Termination Date.

            "Acquisition Loan Lender" shall mean each Lender with an Acquisition Loan Commitment.

            "Acquisition Loan Maturity Date" shall mean the date which is the earlier of (x) the Commitment Termination Date and (y) the fifth anniversary of the Closing Date.

            "Acquisition Loan Maximum Amount" shall mean, at any date of determination, an amount equal to the Acquisition Loan Commitment of all Lenders.

            "Acquisition Loan Obligation" shall mean any Obligation due and owing to the Acquisition Loan Lenders.

            "Acquisition Note" shall have the meaning assigned to it in Section 1.2(b) .

            "Acquisition Projections" shall have the meaning assigned to in
Section 6.1(ix).

            "Activation Event" shall have the meaning set forth in Annex B.

            "Activation Notice" shall have the meaning set forth in Annex B.

            "Advance" shall mean any Floor Plan Advance, Swing Line Advance, Swing Line Overdraft Advance or Acquisition Advance, as the context may require.

            "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

            "Agent" shall mean GE Capital or its successor appointed pursuant to
Section 9.7.

            "Aggregate Borrowing Base" shall mean, as the context may require, the Aggregate New Vehicle Borrowing Base and the Aggregate Used Vehicle Borrowing Base or any such Aggregate Borrowing Base.

            "Aggregate Specified Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of the specified Aggregate Borrowing Base for all Specified Borrowers.

            "Aggregate New Vehicle Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of the New Vehicle Borrowing Base for all Borrowers.

            "Aggregate Used Vehicle Borrowing Base" shall mean, as of any date of determination, an amount equal to the sum of the Used Vehicle Borrowing Base for all Borrowers.

            "Agreement" shall mean the Credit Agreement by and among Borrowers, the other Credit Parties named therein, GE Capital, as Agent and Lender and the other Lenders signatory from time to time to the Agreement.

            "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

            "Assignment Agreement" shall have the meaning assigned to it in
Section 9.1(a).

            "Blocked Account Agreement" shall have the meaning assigned to it in Annex B and shall also mean any tri-party agreement entered into by a Specified Borrower pursuant to Section 1.8.

            "Borrower Representative" shall mean Hometown in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(c).

            "Borrowers" and "Borrower" shall have the respective meanings assigned thereto in the recitals to the Agreement, any other Person that becomes a party to this Agreement and the other Loan Documents as a Borrower and, until the transfers required by Section 5.1(c) have been completed, Hometown.

            "Borrowing Availability" shall mean, as the context may require, the New Vehicle Borrowing Availability and the Used Vehicle Borrowing Availability or any such Borrowing Availability provided, however, that for purposes of determining availability the assets of Hometown constituting the Bay State Lincoln Mercury dealership, the Wellesley Lincoln Mercury dealership and the Bay State Mazda dealership shall be solely included in the calculation of the Specified Aggregate Borrowing Base.

            "Borrowing Base Certificate" shall mean a certificate which computes the Aggregate New Vehicle Borrowing Base, the Aggregate Used Vehicle Borrowing Base, the Aggregate Borrowing Base, each Specified Aggregate Borrowing Base and the Aggregate Specified Borrowing Base prepared by Agent from information supplied by Borrower Representative.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Illinois or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

            "Calendar Day" shall mean any day of the year including Saturday, Sunday or a national holiday.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

            "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

            "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

            "Cash Management Systems" shall have the meaning assigned to it in
Section 1.8.

            "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) (other than the Management Shareholders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the voting power of the capital Stock of Hometown relating to the right to vote for the election of directors of Hometown under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Hometown (together with any new directors whose election by the board of directors of Hometown or whose nomination for election by the stockholders of Hometown was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Hometown shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries.

            "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

            "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

            "Closing Date" shall mean January 6, 1999.

            "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

            "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            "Collateral" shall mean the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

            "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Guaranties, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

            "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex E.

            "Collection Account" shall mean that certain account of Agent, account No.: 50-232- 723 in the name of Agent at Bankers Trust Company in New York, New York titled "General Electric Capital Corporation - Collection Account
- Hometown Auto Retailers" or such other account as Agent shall specify with respect to a Borrower or a Specified Borrower.

            "Commitment Termination Date" shall mean the earliest of (a) January 6, 2003 (or such later date as permitted pursuant to this Agreement), (b) the date of termination of Lenders' obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers and Specified Borrowers of the Loans and the permanent reduction of each Commitment to zero dollars ($0).

            "Commitments" shall mean (a) as to any Lender, the aggregate of such Lender's Floor Plan Loan Commitment (including without duplication the Swing Line Lender's Swing Line Commitment and the Acquisition Loan Commitment as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Floor Plan Loan Commitments (including without duplication the Swing Line Lender's Swing Line Commitment) and the Acquisition Loan Commitment which aggregate commitment shall be One Hundred Million Dollars ($100,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

            "Compliance Certificate" shall have the meaning assigned to it in Annex D.

            "Concentration Account" shall have the meaning assigned to it in Annex B.

            "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

            "Control Letter" means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

            "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

            "Copyright Security Agreements" shall mean the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

            "Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

            "Credit Parties" shall mean Hometown, each Borrower, each Specified Borrower and each of their respective Subsidiaries; provided, however, that other than with respect to Section 3, Section 5 (excluding Sections 5.4, 5.9,
5.10 and 5.11), Section 6.10 and Section 8, the term "Credit Party" shall not include a Non-Recourse Subsidiary.

            "Current Assets" shall mean, with respect to any Person, the sum of
(a) all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates and (b) LIFO Reserves as of any date of determination.

            "Current Liabilities" shall mean, with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year, but excluding liabilities owing to any Credit Party.

            "Current Ratio" shall mean, with respect to any Person as of any date of determination, the ratio of (a) Current Assets, to (b) Current Liabilities.

            "Dealer Franchise Agreement" shall have the meaning assigned to it in Section 3.24.

            "Debt Service" shall mean, with respect to any Person for any fiscal period, an amount equal to the sum of (a) Interest Expense for such period and
(b) the scheduled amortization of any outstanding Indebtedness during such period.

            "Debt Service Coverage Ratio" shall mean, with respect to any Person for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures minus cash taxes to (b) Debt Service.

            "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

            "Default Rate" shall have the meaning assigned to it in Section 1.5(d).

            "Demonstrator" shall mean a New Vehicle which has more than 2,500 miles on its odometer or which has been designated or used by a Borrower or a Specified Borrower as a demonstrator.

            "Disbursement Account" shall have the meaning assigned to it on Annex B.

            "Disclosure Schedules" shall mean the Schedules prepared by Borrowers and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

            "Distribution Date" shall mean the fifth Business Day following the end of any Fiscal Month.

            "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

            "Dollars" or "$" shall mean lawful currency of the United States of America.

            "Draft" means a Draft on a Borrower's or Specified Borrower's account at the Agent made by a Manufacturer in accordance with the terms of a Drafting Agreement by and among the Agent, a Manufacturer and/or a Borrower or Specified Borrower.

            "Drafting Agreement" means an agreement (whether or not issued in the form of a letter of credit) by and between the Agent in its individual capacity and a Manufacturer, entered into for the account of, or acknowledged or countersigned by, a Borrower or Specified Borrower pursuant to which such Manufacturer is entitled to submit Drafts to the Agent for payment of invoices identifying vehicles delivered or shipped to such Borrower or Specified Borrower, such Drafting Agreements to be in form and substance and in terms and conditions satisfactory to Agent.

            "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax paid and tax credits, (ii) gain from extraordinary items for such period, (iii) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (iv) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus
(c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary;
(4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

            "Eligible Financed Vehicles" shall have the meaning assigned to it in Section 1.6.

            "Eligible Inventory" shall mean, as the context may require, Eligible Financed Vehicles and Eligible Used Vehicles or any such Vehicles.

            "Eligible Used Vehicles" shall have the meaning assigned to it in
Section 1.7.

            "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. ss.ss. 5101 et seq.); the Federal Insecticide,

Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

            "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

            "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

            "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

            "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

            "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

            "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

            "Event of Default" shall have the meaning assigned to it in Section 8.1.

            "Excess Cash Flow" shall mean, without duplication, with respect to any Fiscal Year of Hometown and its Subsidiaries (other than Real Estate Subsidiaries and Non-Recourse Subsidiaries), consolidated net income plus (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, plus decreases or minus increases (as the case may be) (b) in Working Capital, minus (c) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to clause (a) of Annex F), minus (d) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, plus or minus (as the case may be), (e) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (f) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(iv) or 1.3(d), plus (g) taxes deducted in determining consolidated net income to the extent not paid for in cash. For purposes of this definition, "Working Capital" means Current Assets less Current Liabilities.

            "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

            "Fees" shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

            "Financed Vehicle" shall mean, as the context may require, a New Vehicle, Program Vehicle, Fleet Vehicle and Demonstrator or any such Vehicle.

            "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers and Specified Borrowers delivered in accordance with Section 3.4 and Annex D to the Agreement.

            "Fiscal Month" shall mean any of the monthly accounting periods of Borrowers.

            "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrowers and Specified Borrowers, ending on March 31, June 30, September 30 and December 31 of each year.

            "Fiscal Year" shall mean any of the annual accounting periods of Borrowers and Specified Borrowers ending on December 31 of each year.

            "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

            "Fleet Sale" shall mean a sale by any Borrower or Specified Borrower of more than one Vehicle in a single transaction or in a series of related transactions to a single buyer for business used by such buyer.

            "Fleet Sale Purchase Contract" means the contract or contracts between a Credit Party and the purchaser under a Fleet Sale, including any delivery agreement, purchase order, or other document evidencing the Fleet Sale and its terms.

            "Fleet Vehicle" shall mean any Vehicle sold pursuant to a Fleet
Sale.

            "Floor Plan Advance" shall have the meaning assigned to it in
Section 1.1(a).

            "Floor Plan Collateral" means, collectively, all "Collateral" as defined in the Pledge Agreement and all "Collateral" designated as "Floor Plan Collateral" under the Security Agreement.

            "Floor Plan Lender" shall mean each Lender with a Floor Plan Loan Commitment.

            "Floor Plan Loan" shall mean, at any time, Floor Plan Advances outstanding to any Borrower.

            "Floor Plan Loan Commitment" shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Floor Plan Advances (including without duplication Swing Line Advances) as set forth on Annex I to the Agreement or in the most recent Assignment Agreement executed by such Lender and
(b) as to all Lenders, the aggregate commitment of all Lenders to make Floor Plan Advances, which aggregate commitment shall be Eighty-Five Million Dollars ($85,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement; provided, however, that the aggregate principal amount of Floor Plan Loans attributable to Used Vehicles shall not exceed the Used Vehicle Net Borrowing Availability.

            "Floor Plan Obligations" shall mean any Obligations due and owing to the Floor Plan Lenders and the Swing Line Lender.

            "Floor Plan Note" shall have the meaning assigned to it in Section 1.1(b).

            "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

            "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex F to the Agreement.

            "GE Capital Fee Letter" shall mean that certain letter, dated as of January 6, 1999, among GE Capital, Hometown, Borrowers and Specified Borrowers with respect to certain Fees to be paid from time to time by Hometown, Borrowers and Specified Borrowers to GE Capital.

            "GECC Contracts" shall mean New Vehicle or Used Vehicle leases or retail installment contracts purchased from General Electric Capital Corporation, Auto Financial Services Division.

            "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

            "Guaranties" shall mean, collectively, the Hometown Guaranty, the Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

            "Guarantors" shall mean Hometown, each Subsidiary (other than a Real Estate Subsidiary or a Non-Recourse Subsidiary) of a Borrower, or Specified Borrower and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

            "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

            "Hometown Guaranty"shall mean the guaranty of even date herewith executed by Hometown in favor of Agent and Lenders.

            "Indebtedness" of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

            "Indemnified Liabilities" shall have the meaning assigned to it in
Section 1.13.

            "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus fifty (50) basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

            "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

            "Instant Access System" shall mean the proprietary vehicle tracking system of GE Capital.

            "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

            "Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

            "Intercompany Notes" shall have the meaning assigned to it in
Section 6.3.

            "Interest Coverage Ratio" shall mean, with respect to any Person for any period, the ratio of (a) EBITDA minus Capital Expenditures and cash taxes
(b) Interest Expense.

            "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt (net of any floor plan credits, or similar credit program, of a Manufacturer) of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

            "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

            "Interest Reset Date" shall mean the last LIBOR Business Day of each calendar month.

            "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

            "Inventory Detail Report" means a report delivered pursuant to clause (b) of Annex F by the Credit Parties (on an individual and consolidated basis) which breaks out in detail the New Vehicles, Used Vehicles, Demonstrators, and Program Vehicles held by such Credit Party as reflected in its Manufacturer/Dealer Statements.

            "Investment Property" shall have the meaning ascribed thereto in
Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

            "Invoice Amount" shall mean, with respect to a Vehicle, the manufacturer's invoice amount (including freight costs) for such Vehicle.

            "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

            "IRS" shall mean the Internal Revenue Service, or any successor thereto.

            "Lenders" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

            "Leverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of (a) the sum of (i) Acquisition Loans, (ii) Subordinated Debt, (iii) Guaranteed Indebtedness of the Indebtedness of a Person not a Credit Party (iv) that portion of any Permitted Acquisition Financing not attributable to the fair market value of the real property securing such Permitted Acquisition Financing outstanding at such time and (v) Indebtedness of a Target assumed in connection with a Permitted Acquisition to (b) the sum of consolidated EBITDA of such Person and its Subsidiaries for the relevant period ended on such date, less cash Capital Expenditures of such Person and its Subsidiaries during such period, less Interest Expense relating to Floor Plan Loans and Swing Line Loans during such period.

            "Liabilities" shall mean, with respect to a Person, all liabilities (including Indebtedness) of such Person which are or should be reflected on a balance sheet of such Person, as of any date of determination calculated in accordance with GAAP.

            "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

            "LIBOR Loan" shall mean a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

            "LIBOR Period" shall mean each period commencing on the applicable Interest Reset Date and ending one month thereafter; provided that the foregoing provision is subject to the following:

            (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

            (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date; and

            (c) any LIBOR Period pertaining to a LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month.

            "LIBOR Rate" shall mean for each LIBOR Period, a rate of interest determined by Agent equal to:

            (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of each LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

            (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative. The LIBOR Rate shall be specified by the Agent on each Interest Reset Date and, once specified, shall be in effect throughout the next calendar month.

            "License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

            "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

            "Litigation" shall have the meaning assigned to it in Section 3.13.

            "Loan Account" shall have the meaning assigned to it in Section
1.12.

            "Loan Documents" shall mean the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

            "Loans" shall mean the Floor Plan Loan, the Swing Line Loan, the Swing Line Overdraft Loan and the Acquisition Loan.

            "Management Shareholders" shall mean the holders of 5% or more of the capital stock of Hometown listed on Disclosure Schedule (3.8).

            "Manufacturer" means the manufacturer of a Vehicle.

            "Manufacturer/Dealer Statement" means a financial statement prepared by a Borrower or a Specified Borrower for a Manufacturer and delivered to the Manufacturer on a monthly basis.

            "Manufacturer's Certificate" means any Manufacturer's Statement of Origin, Manufacturer's Certificate, MSO, Certificate of Origin or any other document evidencing the ownership or transfer of ownership of a new Vehicle from a Manufacturer to any Credit Party.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of Hometown and its Subsidiaries taken as a whole, (b) the Borrowers or Specified Borrowers, ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities in excess of the lesser of $2,000,000 and 10% of Borrowing Availability as of any date of determination shall be deemed to have had Material Adverse Effect.

            "Maximum Amount" shall mean, as the context may require, the New Vehicle Maximum Amount, the Used Vehicle Maximum Amount and the Acquisition Loan Maximum Amount or any such Maximum Amount.

            "Mortgaged Properties" shall have the meaning specified in Annex C.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

            "Net Borrowing Availability" shall mean, as the context may require, the New Vehicle Net Borrowing Availability and the Used Vehicle Net Borrowing Availability or any such Net Borrowing Availability.

            "Net Worth" shall mean, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus (a) reserves applicable thereto, and minus (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

            "New Vehicle" shall mean a vehicle which: (a) has not been titled, or sold at retail, or used as a Demonstrator or regular means of transportation prior to purchase by a Borrower or Specified Borrower; (b) is purchased by a Borrower or Specified Borrower from the manufacturer or an authorized distributor or a dealer with a New Vehicle franchise for such Vehicle; (c) was manufactured by a manufacturer acceptable to Agent with which such Borrower or Specified Borrower is in good standing under a New Vehicle franchise agreement; and (d) has no more than 2,500 miles on its odometer.

            "New Vehicle Borrowing Base" shall mean, as to each Borrower and Specified Borrower, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

            (a) one hundred percent (100%) of the Invoice Amount of such Borrower's or Specified Borrower's New Vehicles and Fleet Vehicles which are Eligible Financed Vehicles;

            (b) one hundred percent (100%) of the Invoice Amount of such Borrower's or Specified Borrower's Demonstrators which are Eligible Financed Vehicles and have been held in such Borrower's or Specified Borrower's inventory for 30 days or less; provided that such advance rate shall be reduced by two percent (2%) for each 30-day period (or portion thereof) that such Eligible Financed Vehicle has been held in such Borrower's or Specified Borrower's inventory over 30 days.

            (c) one hundred percent (100%) of the Invoice Amount of such Borrower's or Specified Borrower's Program Vehicles which are Eligible Financed Vehicles and have been held in such Borrower's or Specified Borrower's inventory for 30 days or less;

            (d) ninety percent (90%) of the Invoice Amount of such Borrower's or Specified Borrower's Program Vehicles which are Eligible Financed Vehicles and have been held in such Borrower's or Specified Borrower's inventory for between 31 and 60 days; and

            (e) eighty eight percent (88%) of the Invoice Amount of such Borrower's or Specified Borrower's Program Vehicles which are Eligible Financed Vehicles and have been held in such Borrower's or Specified Borrower's inventory for between 61 and 90 days; provided that such advance rate shall be reduced by two percent (2%) for each 30-day period (or portion thereof) that such Eligible Financed Vehicle has been held in such Borrower's or Specified Borrower's inventory over 90 days; less

            (f) in each case less any Reserves established by the Agent at such time.

            "New Vehicle Maximum Amount" shall mean, at any date of determination, an amount equal to the Floor Plan Loan Commitment of all Lenders.

            "New Vehicle Net Borrowing Availability" shall mean as of any date of determination, the lesser of (i) the New Vehicle Maximum Amount and (ii) the Aggregate New Vehicle Borrowing Base, in each case less the sum of the aggregate Floor Plan Loan and Swing Line Loan then outstanding.

            "Non-Funding Lender" shall have the meaning assigned to it in
Section 9.9(a)(ii).

            "Non-Recourse Subsidiary" means a wholly-owned Subsidiary of Hometown which is engaged in the retail automobile business, and none of the obligations or liabilities of which shall be supported by Guaranteed Indebtedness of Hometown or any of its Subsidiaries (other than Non- Recourse Subsidiaries).

            "Notes" shall mean the Floor Plan Notes, the Swing Line Note and the Acquisition Notes, collectively.

            "Notice of Acquisition Advance" shall have the meaning assigned to it in Section 1.2(a).

            "Notice of Floor Plan Advance" shall have the meaning assigned to it in Section 1.1(a).

            "Notice of Swing Line Overdraft Advance" has the meaning assigned to it in Section 1.1(b)(vi).

            "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

            "Patent Security Agreements" shall mean the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

            "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

            "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

            "Permitted Acquisition Financing" shall mean Indebtedness of a Real Estate Subsidiary incurred in connection with the acquisition by such Real Estate Subsidiary of the real property of a

Target pursuant to a Permitted Acquisition; provided, however, that (i) the documentation evidencing any such Indebtedness shall not contain covenants more restrictive than those contained in this Agreement and shall be on terms and conditions otherwise acceptable to the Agent, provided that such documentation may contain a restriction on distributions by such Real Estate Subsidiary, (ii) such Indebtedness may be secured to the extent permitted pursuant to Section 6.7(d) and (iii) such Indebtedness shall be subject to an intercreditor agreement in form and substance and on terms and conditions acceptable to the Agent.

            "Permitted Acquisition Financing Guaranty" shall mean Guaranteed Indebtedness of a Specified Borrower existing on the Closing Date and listed in item 40 on Disclosure Schedule (6.3) and any Guaranteed Indebtedness of a Specified Borrower (other than Muller Automotive and Muller Izuzu) issued after the Closing Date solely relating to Permitted Acquisition Financing; provided, however, that (i) such Guaranteed Indebtedness may only be incurred by the Specified Borrower designated to own and operate the dealership located on the real property subject to such Permitted Acquisition Financing, (ii) such Guaranteed Indebtedness may only be secured to the extent permitted pursuant to
Section 6.7(e), (iii) such Guaranteed Indebtedness shall be subject to an intercreditor agreement in form and substance and on terms and conditions acceptable to the Agent and (iv) the documentation evidencing any such Guaranteed Indebtedness shall not contain financial covenants, restrictions on distributions by such Specified Borrower or other covenants more restrictive than those contained in this Agreement and shall be on terms and conditions acceptable to the Agent.

            "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $ 100,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders; and (j) Liens expressly permitted under clauses (b) and (c) of Section 6.7 of the Agreement.

            "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

            "Pledge Agreements" shall mean, collectively, the Pledge Agreement of even date herewith entered into among Agent, on behalf of itself and the Lenders, and each Credit Party that is a signatory thereto.

            "Prior Lender" shall mean each of Chrysler Financing Corporation, Ford Motor Credit Company, Toyota Motor Credit Company, Corestates Bank, N.A., The Phillipsburg National Bank and Trust Company, and First Union Bank of Connecticut..

            "Prior Lender Obligations" shall mean items 1,2,3,6,7,8,9,10,12,16, 17,18,19,20,21,22,23,24,36,44,45,49,50,51 and 53 listed on Disclosure Schedule
(6.3).

            "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

            "Pro Forma" shall mean the unaudited consolidated and consolidating balance sheet of Hometown and its Subsidiaries as of September 30, 1998 after giving pro forma effect to the Related Transactions.

            "Program Vehicle" shall mean a Vehicle supplied by a manufacturer to an authorized auction company, excluding Vehicles intended to be sold or re-leased to a commercial purchaser as part of a block of Vehicles or otherwise in bulk.

            "Projections" means Borrowers' and Specified Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers and Specified Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

            "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to the Floor Plan Loan (including the Swing Line Loan as a subset of the Swing Line Lender's Floor Plan Loan), the percentage obtained by dividing (i) the Floor Plan Loan Commitment (including the Swing Line Commitment as a subset of the Swing Line Lender's Vehicle Commitment) by
(ii) the aggregate Floor Plan Loan Commitments of all Lenders, (b) with respect to the Acquisition Loan, the percentage obtained by dividing (i) the Acquisition Loan Commitment of that Lender by (ii) the aggregate Acquisition Loan Commitments of all Lenders, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by
(ii) the outstanding principal balance of the Loans held by all Lenders.

            "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

            "Quoted Rate" shall mean an interest rate per annum established by Agent in its sole discretion, and accepted by Borrower Representative, which interest rate shall be an approximation of the then offered rates for deposits in United States Dollars for a one month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day preceding the date of determination.

            "Real Estate" shall have the meaning assigned to it in Section 3.6.

            "Real Estate Subsidiary" shall mean a wholly owned Subsidiary of Hometown created for the sole purpose of acquiring the real property of a Target in connection with a Permitted Acquisition.

            "Recently Sold Vehicle" shall mean, as of any date of determination, a New Vehicle or Used Vehicle which has been sold within the prior three (3) Calendar Days.

            "Refinancing" shall mean the repayment in full by Borrowers of the Prior Lender Obligations.

            "Refunded Swing Line Loan" shall have the meaning assigned to it in
Section 1.1(b)(iii).

            "Related Transactions" means each Floor Plan Loan made on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Loan Documents.

            "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

            "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or
(b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of all Loans.

            "Requisite Floor Plan Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Floor Plan Loan Commitments of all Floor Plan Lenders, or (b) if the Floor Plan Loan Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Floor Plan Loan.

            "Reserves" shall mean, with respect to the New Vehicle Borrowing Base, the Used Vehicle Borrowing Base and/or a Specified Aggregate Borrowing Base (a) reserves established by Agent from time to time against Eligible Financed Vehicles or Eligible Used Vehicles pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), and (c) such other reserves against Eligible Financed Vehicles, Eligible Used Vehicles, Borrowing Availability or a Specified Aggregate Borrowing Base which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

            "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

            "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

            "Sales Contract" shall mean a retail sale or lease contract executed by a Borrower's or a Specified Borrower's customer for the purchase of a Vehicle.

            "Security Agreements" shall mean, collectively, the Security Agreements of even date herewith entered into among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

            "Sold Unit" shall mean any Vehicle with respect to which a Borrower or Specified Borrower has executed a Sales Contract and/or an odometer statement.

            "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probably liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

            "Specified Aggregate Borrowing Base" shall mean, with respect to a Specified Borrower, the New Vehicle Borrowing Base and Used Vehicle Borrowing Base of such Specified Borrower.

            "Specified Borrowers" and "Specified Borrower" shall have the respective meanings assigned thereto in the recitals to the Agreement and any other wholly owned Subsidiary of Hometown (other than a Borrower, a Real Estate Subsidiary or a Non-Recourse Subsidiary) that leases real property from a Real Estate Subsidiary and has issued a Permitted Acquisition Financing Guaranty solely relating to the Permitted Acquisition Financing of such Real Estate Subsidiary.

            "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

            "Subordinated Debt" shall mean any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

            "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

            "Subsidiary Guaranty" shall mean the guaranty of each date herewith executed by each Subsidiary of a Borrower or a Specified Borrower in favor of Agent and Lenders.

            "Supermajority Floor Plan Lenders" shall mean (a) Lenders having eighty percent (80%) or more of the Floor Plan Loan Commitments of all Floor Plan Lenders, or (b) if the Floor Plan Loan Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Floor Plan Loan (with the Swing Line Loan being attributed to the Lender making such Loan).

            "Swing Line Advance" has the meaning assigned to it in Section 1.1(b)(i).

            "Swing Line Availability" has the meaning assigned to it in Section 1.1(b)(i).

            "Swing Line Commitment" shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Loans in an aggregate principal amount not to exceed the lesser of (x) $5,000,000 and (y) an amount equal to 10% of the Aggregate Borrowing Base, which commitment constitutes a subfacility of the Floor Plan Loan Commitment of the Swing Line Lender.

            "Swing Line Lender" shall mean GE Capital.

            "Swing Line Loan" shall mean, as the context may require, at any time of determination, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

            "Swing Line Note" has the meaning assigned to it in Section 1.1(b)(ii).

            "Swing Line Overdraft Advance" has the meaning assigned to it in
Section 1.1(b)(vi).

            "Swing Line Overdraft Loan" shall mean the aggregate amount of Swing Line Overdraft Advances outstanding at any time.

            "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

            "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

            "Termination Date" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged, and none of Borrowers shall have any further right to borrow any monies under the Agreement.

            "Third Party Interactives" shall mean all Persons with whom any Credit Party exchanges data electronically in the ordinary course of business, including, without limitation, customers, suppliers, third-party vendors, subcontractors, processors-converters, shippers and warehousemen.

            "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Trademark Security Agreements" shall mean the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

            "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

            "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

            "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

            "Used Vehicle" shall mean a Vehicle which was titled or sold at retail and subsequently acquired by a Borrower or a Specified Borrower by purchase or in trade.

            "Used Vehicle Borrowing Base" shall mean, as of any date of determination by Agent, from time to time, as to any Borrower or Specified Borrower, an amount equal to the sum at such time of the lesser of (a) such Borrower's or Specified Borrower's cost or (b) ninety percent (90%) of the NADA trade-in value (excluding adds) of Eligible Used Vehicles of such Borrower or Specified Borrower, less any Reserves established by Agent at such time.

            "Used Vehicle Maximum Amount" shall mean, at any date of determination, an amount equal to Fifteen Million Dollars ($15,000,000).

            "Used Vehicle Net Borrowing Availability" shall mean as of any date of determination the lesser of (i) the Used Vehicle Maximum Amount and (ii) the Aggregate Used Vehicle Borrowing Base, in each case less the sum of the aggregate Floor Plan Loan attributable to Used Vehicles then outstanding; provided, however, that the aggregate outstanding principal amount of Floor Plan Loans attributable to Used Vehicles shall not at any time exceed fifty percent (50%) of the then outstanding principal amount of Floor Plan Loans plus Swing Line Loans.

            "Vehicle" shall mean a motor vehicle which: (a) is a passenger motor vehicle, van, or light duty truck, which is not manufactured for a particular commercial purpose; (b) complies with all applicable safety, environmental and construction requirements, and is in good and operable condition; and (c) is capable of being titled and registered for use on public highways.

            "Year 2000 Assessment" shall mean a comprehensive written assessment of the nature and extent of each Credit Party's Year 2000 Problems and Year 2000 Date-Sensitive Systems/Components, including, without limitation, Year 2000 Problems regarding data exchanges with Third Party Interactives.

            "Year 2000 Corrective Actions" shall mean, as to each Credit Party, all actions necessary to eliminate such Person's Year 2000 Problems, including, without limitation, computer code enhancements and revisions, upgrades and replacements of Year 2000 Date-Sensitive Systems/Components, and coordination of such enhancements, revisions, upgrades and replacements with Third Party Interactives.

            "Year 2000 Corrective Plan" shall mean, with respect to each Credit Party, a comprehensive plan to eliminate all of its Year 2000 Problems on or before June 30, 1999, including without limitation (i) computer code enhancements or revisions, (ii) upgrades or replacements of Year 2000 Date-Sensitive Systems/Components, (iii) test and validation procedures, (iv) an implementation time line and budget and (v) designation of specific employees who will be responsible for planning, coordinating and implementing each phase or subpart of the Year 2000 Corrective Plan.

            "Year 2000 Date-Sensitive System/Component" shall mean, as to any Person, any system software, network software, applications software, data base, computer file, embedded microchip, firmware or hardware that accepts, creates, manipulates, sorts, sequences, calculates, compares or outputs calendar-related data accurately; such systems and components shall include, without limitation, mainframe computers, file server/client systems, computer workstations, routers, hubs, other network-related hardware, and other computer-related software, firmware or hardware and information processing and delivery systems of any kind and telecommunications systems and other communications processors, security systems, alarms, elevators and HVAC systems.

            "Year 2000 Implementation Testing" shall mean, as to each Credit Party, (i) the performance of test and validation procedures regarding Year 2000 Corrective Actions on a unit basis and on a system-wide basis; (ii) the performance of test and validation procedures regarding data exchanges among the Credit Parties' Year 2000 Date-Sensitive Systems/Components and data exchanges with Third Party Interactives, and (iii) the design and implementation of additional Corrective Actions, the need for which has been demonstrated by test and validation procedures.

            "Year 2000 Problems" shall mean, with respect to each Credit Party, limitations on the capacity or readiness of any such Credit Party's Year 2000 Date-Sensitive Systems/Components to accurately accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information with respect to calendar year 1999 or any subsequent calendar year beginning on or after

January 1, 2000 (including leap year computations), including, without limitation, exchanges of information among Year 2000 Date-Sensitive Systems/Components of the Credit Parties and exchanges of information among the Credit Parties and Year 2000 Date-Sensitive Systems/Components of Third Party Interactives and functionality of peripheral interfaces, firmware and embedded microchips.

            All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

            Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (Section 1.8)
                                       to
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEMS

            Each of Hometown, Borrowers and Specified Borrowers shall, and shall cause its Subsidiaries (other than Real Estate Subsidiaries and Non-Recourse Subsidiaries) to, establish and maintain separate the Cash Management Systems among the Borrowers and the Specified Borrowers as described below:

            (a) On or before the Closing Date and until the Termination Date, Hometown shall (i) establish an account (the "Concentration Account") in Hometown's name at the bank set forth on Disclosure Schedule (3.19), (the "Concentration Account Bank") and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into the Concentration Account.

            (b) On or before the Closing Date, Hometown shall establish an operating account (a "Disbursement Account") at the bank set forth on Disclosure Schedule (3.19) into which amounts to be disbursed from the Collection Account to the Borrowers shall be provided in accordance with Section 1.10. Unless an Event of Default has occurred and is continuing, each Borrower and Specified Borrower may make or cause to be made withdrawals from its Disbursement Account as necessary for the conduct of its business.

            (c) On or before the Closing Date (or such later date as Agent shall consent to in writing), the Concentration Account Bank and the bank where the relevant Disbursement Account is located shall have entered into tri-party blocked account agreements (each a "Blocked Account Agreement" and collectively, the "Blocked Account Agreements") with Agent, for the benefit of itself and Lenders, and the Borrowers and Specified Borrower in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a the Disbursement Account is located, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Agent (which Activation Notice may be given by Agent at any time at which (1) a Default or Event of Default shall have occurred and be continuing, (2) Agent reasonably believes based upon information available to it that a Default or an Event of Default is likely to occur; (3) Agent reasonably believes that an event or circumstance which is likely to have a Material Adverse Effect has occurred, or (4) Agent reasonably has grounds to question the integrity of Hometown's, any Borrower's, or any Specified Borrower's Cash Management System or Hometown's, any Borrower's or any Specified Borrower's compliance with the provisions of this Annex B or any other provisions of the Loan Documents to the extent related to such Cash Management Systems (any of the foregoing being referred to herein as an "Activation Event")), to forward immediately all amounts in the relevant Disbursement Account to the Concentration Account Bank and to commence the process of daily sweeps from the relevant Disbursement Account into the Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. On each Business Day, funds on deposit in the Collection Account shall be applied as provided in Section
1.11. From and after the date Agent has delivered an Activation Notice to any bank with respect to the relevant Disbursement Account, no Borrower or Specified Borrower, as the case may be, shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

            (d) So long as no Default or Event of Default has occurred and is continuing, Borrowers or Specified Borrowers may amend Disclosure Schedule (3.19) to add or replace the Concentration Account Bank or Disbursement Account or to replace the Concentration Account; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant bank and (ii) prior to the time of the opening of such account, the applicable Borrower, Specified Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have (x) executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent and (y) taken all such action as Agent shall require to grant and perfect a first priority security interest in such account in favor of Agent, for itself and the Lenders. Borrowers and Specified Borrowers shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment. If any such account of a Borrower or Specified Borrower terminates for any reason or any such bank fails to comply with its obligations under its related account agreement with a Borrower or Specified Borrower for any reason, then such Borrower or Specified Borrower shall promptly notify such bank to make all future payments to a new Concentration Account or Disbursement Account, as applicable.

            (e) The Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Hometown, each Borrower, each

Specified Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to a Security Agreement.

            (f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

            (g) Each of Hometown, Borrower and Specified Borrowers shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Person (each a "Related Person") to
(i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Person or any such Related Person, and (ii) within one (1) Business Day after receipt by such Person or any such Related Person of any checks, cash or other items or payment, deposit the same into an account of such Person. Each of Hometown, Borrowers and Specified Borrowers and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable accounts.

            (h) Notwithstanding the above language, Hometown, each Borrower and each Specified Borrower shall (i) as soon as practicable and in any event not later than January 31, 1999, either (x) close each of the accounts (collectively, the "Existing Accounts") at the banks (collectively, the "Existing Banks") set forth on Disclosure Schedule (3.19) (other than those located at Fleet National Bank) or (y) enter into a Blocked Account Agreement in form and substance satisfactory to Agent with respect to each Existing Account that is not closed on January 31, 1999, any such Blocked Account Agreement to be in full force and effect on January 31, 1999; provided that in the event such Existing Account is not subject to a Blocked Account Agreement, such Person shall have established written instructions with each such Existing Bank with respect to termination of such Existing Accounts in form and substance satisfactory to Agent; and (ii) until such time (x) on a daily basis remit all monies, checks, drafts or similar items of payment relating to or constituting payments made in respect of any Collateral directly to the Collection Account and (y) cause each Existing Bank on a daily basis to wire transfer all collected funds in such Existing Accounts in excess of $50,000 to the Collection Account.

                            ANNEX C (Section 2.1(a))
                                       to
                                CREDIT AGREEMENT

                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

In addition to, and not in limitation of, the conditions described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

            A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

            B. Notes. Duly executed originals of the New Floor Plan Notes, Swing Line Note and Acquisition Notes for each applicable Lender, dated the Closing Date.

            C. Security Agreements. Duly executed originals of the Security Agreements, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

            D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

            E. Security Interests and Code Filings.

            (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

            (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

            (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by each Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of each Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

            F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations to be repaid on the Closing Date, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations to be repaid on the Closing date.

            G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

            H. Falcon Documents. Duly executed originals of an Intercreditor Agreement, dated the Closing Date, between the Agent and Falcon Financial, LLC with respect to the Guaranteed Indebtedness of Muller Automotive and Muller Isuzu to Falcon Financial, LLC, together with duly executed originals of the amendments to the documentation evidencing such Guaranteed Indebtedness in form and substance satisfactory to Agent, and all documents, instruments and agreements executed pursuant thereto.

            I. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate, dated the Closing Date, reflecting information concerning Aggregate New Vehicle Borrowing Base, Aggregate Used Vehicle Borrowing Base, Specified Aggregate Borrowing Base and Aggregate Borrowing Base as of a date not more than two (2) days prior to the Closing Date.

            J. Initial Notice of Advance. Duly executed originals of a Notice of Advance, dated the Closing Date, with respect to the initial Advance to be requested by Borrower Representative on the Closing Date.

            K. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Floor Plan Advance.

            L. Cash Management System; Blocked Account Agreement. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with Annex B to the Agreement have been established and are currently being maintained in the manner set forth in such Annex B, together with copies of duly executed tri-party blocked account and lock box agreements, satisfactory to Agent, with the banks as required by Annex B.

            M. Charter and Good Standing. For each Credit Party, such Person's
(a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

            N. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

            O. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

            P. Opinions of Counsel. Duly executed originals of opinions of Morse, Zelnick & Rose, counsel for the Credit Parties, together with any local counsel opinions requested by Agent, each in form and substance satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

            Q. Pledge Agreements. Duly executed originals of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

            R. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with
Section 4.2, and a letter from such auditors acknowledging Lenders' reliance on the auditor's certification of past and future Financial Statements.

            S. Appointment of Agent for Service. An appointment of CT Corporation as Hometown's agent for service of process.

            T. Solvency Certificate. Hometown shall deliver to Agent for the benefit of Lenders a solvency certificate in form and substance satisfactory to Agent.

            U. Fee Letter. Duly executed originals of the GE Capital Fee Letter.

            V. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Chief Financial Officer of each Borrower and Specified Borrower, dated the Closing Date, stating that, since December 31, 1997 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which any Borrower or Specified Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of any Credit Party or any of its Subsidiaries.

            W. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to
Section 5.9.

            X. Mortgages. Mortgages covering all of the leased Real Estate located at 831 Straits Turnpike, Watertown, CT 06795, 1200 Wolcott Street Waterbury, CT 06705, 1311 South Main Street, Waterbury, CT 06706, 1355 South Main Street Waterbury, CT 06706 and Route 5, Putney Rd. N. Brattleboro, VT, 05304 (the "Mortgaged Properties") together with evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law)

            Y. Environmental Reports. To the extent requested, Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on all of the Real Estate, prepared by environmental engineers satisfactory to Agent, all in form and substance satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports.

            Z. Audited Financials; Financial Condition. Agent shall have received Hometown's unaudited combined Financial Statements for its Fiscal Year ended December 31, 1997, and each Borrower's audited Financial Statements for their Fiscal Year ended December 31, 1997. Each Borrower shall have provided Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections with respect to such Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Hometown, based on such Pro Forma and Projections, to the effect that
(a) Hometown and its Subsidiaries taken as a whole will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of Hometown and its Subsidiaries as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which Hometown believes to be reasonable and fair in light of current conditions and current facts known to Hometown and, as of the Closing Date, reflect Hometown's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; (d) the Fair Salable Balance Sheet was prepared on the same basis as the Pro Forma, except that Hometown's and its Subsidiaries' assets are set forth therein at their fair salable values on a going concern basis, and the liabilities set forth therein include all contingent liabilities of Hometown and its Subsidiaries stated at the reasonably estimated present values thereof; and (e) containing such other statements with respect to the solvency of Hometown and its Subsidiaries and matters related thereto as Agent shall request.

            AA. Approvals and Consents. All requisite or necessary Governmental Authorities and third parties (other than pursuant to clause (AA) below) shall have approved or consented to the consummation of the transactions contemplated by this Agreement and the other Loan Documents to the extent required and/or all applicable waiting periods shall have expired, all such approvals and consents shall remain in effect and there shall be no governmental or judicial action, actual or threatened, that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on such transactions.

            BB. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its reasonable discretion, request.

                            ANNEX D (Section 4.1(a))
                                       to
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

            Borrowers and Specified Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

            (a) Monthly Financials. To Agent and Lenders, (I) within twenty-five days (or such earlier date as determined by the Agent after consultation with Hometown, but in any event not earlier than fifteen (15) days) after the end of each Fiscal Month, financial information regarding Borrowers, Specified Borrowers and their respective Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, consisting of (i) commencing with the Fiscal Month ending April 30, 1999, consolidated and consolidating unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) consolidated and consolidating unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); (iii) copies of financial statements for each dealership delivered to Vehicle manufacturers monthly; and (iv) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with each financial covenant set forth on Annex F monthly on a trailing twelve month basis, and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrowers, Specified Borrowers and their respective Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default; and

            (II) together with the delivery of the first monthly financial statements delivered pursuant to the preceding clause (I)(ii), Projections on a month by month basis for the 1999 calender year;

            (b) Quarterly Financials. To Agent and Lenders, within forty-five
(45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrowers, Specified Borrowers and their respective Subsidiaries, certified by the Chief Financial Officer of Borrower Representative, including (i) commencing with the Fiscal Quarter ending March 31, 1999, unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the financial covenants set forth on Annex F which is tested quarterly on a trailing four quarter basis and (B) the certification of the Chief Financial Officer of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers, Specified Borrowers and their respective Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers and Specified Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to the corresponding period for the prior year for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year, and the Borrowers and Specified Borrowers hereby acknowledge and agree that the Agent and Requisite Lenders may readjust the financial covenants contained in Annex F as a result of their review of such management discussion and analysis;

            (c) Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty (30) days (sixty (60) days in the case of the 1998 Fiscal
Year) after the end of each Fiscal Year, an annual operating plan for each Borrower and Specified Borrower, approved by the Board of Directors of such Borrower and Specified Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability and Specified Aggregate Borrowing Base, as the case may be, projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

            (d) Annual Audited Financials. To Agent and Lenders, within one hundred twenty (120) days after the end of each Fiscal Year, audited Financial Statements for Borrowers, Specified Borrowers and their respective Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex F, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower Representative that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers, Specified Borrowers and their respective Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

            (e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

            (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower or Specified Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

            (g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

            (h) Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

            (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

            (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that
(i) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities or (vi) involves any product recall;

            (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4 of the Agreement;

            (l) Lease Default Notices. To Agent, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion;

            (m) Lease Amendments. To Agent, copies of all material amendments to real estate leases.

            (n) Tax Returns. To Agent, within five (5) days of the filing of a federal or state tax return, a copy of such tax return. Each Borrower and Specified Borrower shall exercise its best efforts to file such tax returns within 120 days after the end of its Fiscal Year. In the event a Borrower does not file its tax return within such time period, such Borrower and Specified Borrower shall provide Agent with a draft of the proposed tax return or a copy of the filed extension notification within the 120-day period;

            (o) Manufacturer Financial Statements. As soon as available, but in any event within (i) fifteen (15) days after the end of each month, copies of each monthly financial statement delivered to a manufacturer or distributor as required by the dealership franchise agreement with such manufacturer or distributor, and (ii) forty-five (45) days after the end of each month, any "13 month" year-end statements;

            (p) Financial Agreements. Any material change in the relationship between a Credit Party and any vehicle manufacturer or distributor, including, without limitation, the loss or cancellation, or threatened loss or cancellation, of a franchise; and

            (q) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, request.

                            ANNEX E (Section 4.1(b))
                                       to
                                CREDIT AGREEMENT

                               COLLATERAL REPORTS

            Borrowers and Specified Borrowers shall deliver or cause to be delivered the following:

            (a) To Agent, daily (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

            (b) To Agent (i) upon its request, and in no event less frequently than five (5) Business Days after the end of each Fiscal Month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date) and (ii) no later than two (2) days prior to the consummation of a Permitted Acquisition, a statement in reasonable detail (each, an "Acquisition Loan Availability Certificate") showing the calculation of Acquisition Loan Availability as of the close of the most recently ended Fiscal Month or as at such other date as Agent may request;

            (c) Upon request of the Agent or any Lender, copies of the Inventory Detail Report of each Borrower and Specified Borrower individually and on a consolidated basis;

            (d) To Agent, at the time of delivery of each of the Financial Statements delivered pursuant to Annex D, (i) a listing of government contracts of each Borrower and Specified Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency which any Credit Party thereof has filed in the prior Fiscal Quarter;

            (e) Each Borrower and Specified Borrower, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance, satisfactory to Agent; and

            (f) Such other reports, statements and reconciliations with respect to any New Vehicle Borrowing Base, any Used Vehicle Borrowing Base or any Collateral of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX F (Section 6.10)
                                       to
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

            Hometown, Borrowers and Specified Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

            (a) Maximum Capital Expenditures. Hometown and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during any Fiscal Year in an aggregate amount in excess of $1,000,000; provided, however, that Bay State may make additional Capital Expenditures during the term of this Agreement in an aggregate amount of up to $1,000,000.

            (b) Minimum Debt Service Coverage Ratio. Borrower's on a consolidated basis shall have at the end of each Fiscal Quarter, a Debt Service Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before June 30, 1999, the period commencing on July 1, 1998 and ending on the last day of such Fiscal Quarter) of not less than (x)
2.00 to 1.0, for any such period ending on or prior to December 31, 1999, and
(y) 1.50 to 1.0, for any such period thereafter.

            (c) Minimum Tangible Net Worth. Borrowers on a consolidated basis shall maintain at any time during the period set forth below minimum Tangible Net Worth of not less than the amount established for such period:

               Period                                   Amount
               ------                                   ------

      January 1, 1999 through
            and including March 30, 2000             $ 1,170,000

      March 31, 2000 through
            and including June 29, 2000              $ 1,535,400

      June 30, 2000 through
            and including September 29, 2000         $ 3,049,200

      September 30, 2000 through
            and including December 30, 2000          $ 5,032,800

      December 31, 2000 through
            and including March 30, 2001             $ 6,390,000

      March 31, 2001 through
            and including June 29, 2001              $ 6,826,100

      June 30, 2001 through
            and including September 29, 2001         $ 8,632,800

      September 30, 2001 through
            and including December 30, 2001          $11,000,200

      December 31, 2001 through
            and including March 30, 2002             $12,620,000

      March 31, 2002 through
            and including June 29, 2002              $13,090,400

      June 30, 2002 through
            and including September 29, 2002         $15,039,200

      September 30, 2002 through
            and including December 30, 2002          $17,592,800

      December 31, 2002 through
            and including March 30, 2003             $19,340,000

      March 31, 2003 through
            and including June 29, 2003              $19,834,200

      June 30, 2003 through
            and including September 29, 2003         $21,881,600

      September 30, 2003 through
            and including December 30, 2003          $24,564,400

      Thereafter                                     $26,440,000

            (d) Minimum Interest Coverage Ratio. Borrowers on a consolidated basis shall have at the end of each Fiscal Quarter, an Interest Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before June 30, 1999, the period commencing on July 1, 1998 and ending on the last day of such Fiscal Quarter) of not less than 2.50 to 1.0.

            (e) Minimum Current Ratio. Borrowers on a consolidated basis shall maintain at all times a Current Ratio of not less than 1.20 to 1.0 at any time.

            (f) Leverage Ratio. Borrowers on a consolidated basis shall have at the end of each Fiscal Quarter, a Leverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before June 30, 1999, the period commencing on July 1, 1998 an ending on the last day of such Fiscal Quarter) of not more than 2.0 to 1.0.

            (g) Minimum EBITDA. Borrowers on a consolidated basis shall have at the end of each Fiscal Year EBTIDA for such Fiscal Year then ended of not less than the amount established for such Fiscal Year below:

            Fiscal Year Ended                         Amount
            -----------------                         ------

            December 31, 1998                         $ 3,130,000
            December 31, 1999                         $ 8,810,000
            December 31, 2000                         $10,880,000
            December 31, 2001                         $12,520,000
            December 31, 2002                         $13,390,000
            Each Fiscal Year End Thereafter           $13,950,000

            (h) Minimum Debt Service Coverage Ratio. Specified Borrower on a consolidated basis shall have at the end of each Fiscal Quarter, a Debt Service Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before June 30, 1999, the period commencing on July 1, 1998 and ending on the last day of such Fiscal Quarter) of not less than 1.30 to
1.0 for any such period.

            (i) Minimum Interest Coverage Ratio. Specified Borrowers on a consolidated basis shall have at the end of each Fiscal Quarter, an Interest Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before June 30, 1999, the period commencing on July 1, 1998 and ending on the last day of such Fiscal Quarter) of not less than 1.60 to 1.0.

            (j) Minimum Current Ratio. Specified Borrowers on a consolidated basis shall maintain at all times a Current Ratio of not less than 1.10 to 1.0, at any time on or prior to December 31, 1999, and (y) 1.20 to 1.0 at any time thereafter.

            (k) Leverage Ratio. Specified Borrowers on a consolidated basis shall have at the end of each Fiscal Quarter, a Leverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before June 30, 1999, the period commencing on July 1, 1998 an ending on the last day of such Fiscal Quarter) of not more than 2.5 to 1.0.

            Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Specified Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers', Specified Borrowers' and their respective Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by any Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers, Specified Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers, Specified Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

                            ANNEX G (Section 9.9(a))
                                       to
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

                             ANNEX H (Section 11.10)
                                       to
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

(A)   If to Agent or GE Capital, at
      GE Capital Auto
         Financial Services
      540 West Northwest Highway
      Barrington, IL  60610
      Attention: Director--Portfolio Control
      Telecopier No.: (847) 277-5979
      Telephone No.: (847) 277-4000

      with copies to:

      Attention:
      Telecopier No.:
      Telephone No.:

      and

      General Electric Capital Corporation
      201 High Ridge Road
      Stamford, Connecticut 06927-5100
      Attention:  Corporate Counsel - Commercial Finance
      Telecopier No.: (203) 316-7889
      Telephone No.: (203) 316-7552

(B)   If to any Borrower, to Borrower Representative, at

      Attention:
      Telecopier No.:
      Telephone No.:

      with copies to:

      Attention:
      Telecopier No.:
      Telephone No.:

                                     ANNEX I
                                       to
                                CREDIT AGREEMENT


                                  Floor Plan         Acquisition Loan
Lender                         Loan Commitment          Commitment
------                         ---------------          ----------
GE Capital                       $63,750,000           $11,250,000
Comerica Bank                    $21,250,000           $ 3,750,000
                                 -----------           -----------
Total:                           $85,000,000           $15,000,000


                                     I-1